                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                     CABLE DESIGN TECHNOLOGIES CORPORATION,

                                 BC MERGER CORP.

                                       AND

                                   BELDEN INC.

                          DATED AS OF FEBRUARY 4, 2004

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

ARTICLE I THE MERGER..............................................................................................2
         SECTION 1.1 The Merger...................................................................................2
         SECTION 1.2 Closing......................................................................................2
         SECTION 1.3 Effective Time...............................................................................2
         SECTION 1.4 Effects of The Merger........................................................................2
         SECTION 1.5 Organizational Documents of the Surviving Corporation........................................2
         SECTION 1.6 Directors and Officers of the Surviving Corporation..........................................3
         SECTION 1.7 CDT Charter Amendment........................................................................3
         SECTION 1.8 Alternative Structure........................................................................3

ARTICLE II EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES........................................................3
         SECTION 2.1  Effect on Capital Stock.....................................................................3
         SECTION 2.2  Exchange of Shares and Certificates.........................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF CDT AND MERGER SUB..................................................7
         SECTION 3.1  Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.................8
         SECTION 3.2  Capital Structure...........................................................................9
         SECTION 3.3  Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and
                            Consents.............................................................................11
         SECTION 3.4  SEC Documents; Financial Statements........................................................13
         SECTION 3.5  Information Supplied.......................................................................14
         SECTION 3.6  Absence of Certain Changes or Events.......................................................15
         SECTION 3.7  Compliance with Applicable Laws; Permits; Litigation.......................................15
         SECTION 3.8  Labor and Other Employment Matters.........................................................16
         SECTION 3.9  Benefit Plans..............................................................................17
         SECTION 3.10 Taxes......................................................................................19
         SECTION 3.11 Environmental Matters......................................................................21
         SECTION 3.12 Intellectual Property......................................................................22
         SECTION 3.13 State Takeover Statutes....................................................................22
         SECTION 3.14 Real Estate................................................................................22
         SECTION 3.15 Brokers....................................................................................24
         SECTION 3.16 Opinion of Financial Advisor...............................................................24
         SECTION 3.17 Ownership of Belden Common Stock...........................................................24
         SECTION 3.18 Material Contracts.........................................................................24
         SECTION 3.19 Title to Assets............................................................................25
         SECTION 3.20 Insurance Policies.........................................................................25
         SECTION 3.21 Interested Party Transactions..............................................................26
         SECTION 3.22 CDT Rights Agreement.......................................................................26
         SECTION 3.23 Value-Added Resellers, Distributors and Suppliers..........................................26

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BELDEN..............................................................26

         SECTION 4.1  Organization, Standing and Corporate Power; Charter Documents; Subsidiaries................27
         SECTION 4.2  Capital Structure..........................................................................27
         SECTION 4.3  Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and
                            Consents.............................................................................29
         SECTION 4.4  SEC Documents; Financial Statements........................................................31
         SECTION 4.5  Information Supplied.......................................................................32
         SECTION 4.6  Absence of Certain Changes or Events.......................................................32
         SECTION 4.7  Compliance with Applicable Laws; Permits; Litigation.......................................33
         SECTION 4.8  Labor and Other Employment Matters.........................................................33
         SECTION 4.9  Benefit Plans..............................................................................34
         SECTION 4.10 Taxes......................................................................................36
         SECTION 4.11 Environmental Matters......................................................................38
         SECTION 4.12 Intellectual Property......................................................................38
         SECTION 4.13 State Takeover Statutes....................................................................39
         SECTION 4.14 Real Estate................................................................................39
         SECTION 4.15 Brokers....................................................................................41
         SECTION 4.16 Opinion of Financial Advisor...............................................................41
         SECTION 4.17 Ownership of CDT Common Stock..............................................................41
         SECTION 4.18 Material Contracts.........................................................................41
         SECTION 4.19 Title to Assets............................................................................42
         SECTION 4.20 Insurance Policies.........................................................................43
         SECTION 4.21 Interested Party Transactions..............................................................43
         SECTION 4.22 Belden Rights Agreement....................................................................43
         SECTION 4.23 Value-Added Resellers, Distributors and Suppliers..........................................43

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS..............................................................43
         SECTION 5.1  Conduct of Business........................................................................43
         SECTION 5.2  No Solicitation............................................................................48

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................51
         SECTION 6.1  Preparation of SEC Documents; Stockholders' Meetings.......................................51
         SECTION 6.2  Accountant's Letters.......................................................................53
         SECTION 6.3  Access to Information; Confidentiality.....................................................53
         SECTION 6.4  Commercially Reasonable Efforts............................................................53
         SECTION 6.5  Indemnification and Insurance..............................................................55
         SECTION 6.6  Fees and Expenses..........................................................................56
         SECTION 6.7  Public Announcements.......................................................................56
         SECTION 6.8  Listing....................................................................................56
         SECTION 6.9  Tax-Free Reorganization Treatment..........................................................56
         SECTION 6.10 Conveyance Taxes...........................................................................56
         SECTION 6.11 Equity Awards and Employee Benefits........................................................56
         SECTION 6.12 Consents of Accountants....................................................................59
         SECTION 6.13 Directors and Officers of CDT..............................................................59
         SECTION 6.14 Affiliate Legends..........................................................................62
         SECTION 6.15 Notification of Certain Matters............................................................62
         SECTION 6.16 Section 16 Matters.........................................................................63

         SECTION 6.17 Rights Plans; State Takeover Laws..........................................................63
         SECTION 6.18 Reservation of CDT Common Stock............................................................63
         SECTION 6.19 Registration on Form S-3...................................................................63
         SECTION 6.20 Further Assurances.........................................................................64
         SECTION 6.21 Stockholder Litigation.....................................................................64
         SECTION 6.22 Reverse Stock Split........................................................................64

ARTICLE VII CONDITIONS PRECEDENT.................................................................................65
         SECTION 7.1  Conditions to Each Party's Obligation to Effect The Merger.................................65
         SECTION 7.2  Conditions to Obligations of CDT and Merger Sub............................................66
         SECTION 7.3  Conditions to Obligations of Belden........................................................66

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...................................................................67
         SECTION 8.1  Termination................................................................................67
         SECTION 8.2  Effect of Termination......................................................................69
         SECTION 8.3  Payments...................................................................................69
         SECTION 8.4  Amendment..................................................................................71
         SECTION 8.5  Extension; Waiver..........................................................................72

ARTICLE IX GENERAL PROVISIONS....................................................................................72
         SECTION 9.1  Nonsurvival of Representations and Warranties..............................................72
         SECTION 9.2  Notices....................................................................................72
         SECTION 9.3  Definitions................................................................................73
         SECTION 9.4  Interpretation.............................................................................77
         SECTION 9.5  Counterparts...............................................................................77
         SECTION 9.6  Entire Agreement; No Third-Party Beneficiaries.............................................77
         SECTION 9.7  Governing Law..............................................................................77
         SECTION 9.8  Assignment.................................................................................78
         SECTION 9.9  Consent to Jurisdiction....................................................................78
         SECTION 9.10 Headings, etc..............................................................................78
         SECTION 9.11 Severability...............................................................................78
         SECTION 9.12 Failure or Indulgence Not Waiver; Remedies Cumulative......................................78
         SECTION 9.13 Waiver of Jury Trial.......................................................................78
         SECTION 9.14 Specific Performance.......................................................................78


SCHEDULES

CDT Disclosure Schedule
Belden Disclosure Schedule
Schedule 1.6 - Belden Directors and Officers Following the Effective Time
Schedule 6.11(i) - Waivers under Belden Change of Control Agreements
Schedule 6.13(c) - CDT Officers
Schedule 7.1(b) - Foreign Anti-Trust Filings

EXHIBITS

EXHIBIT A   FORM OF SURVIVING CORPORATION CERTIFICATE OF INCORPORATION

EXHIBIT B   FORM OF SURVIVING CORPORATION BY-LAWS

EXHIBIT C   FORM OF CDT CERTIFICATE OF AMENDMENT

EXHIBIT D   FORM OF TAX REPRESENTATION LETTERS

                             INDEX OF DEFINED TERMS

                   TERM                                                        SECTION
                   ----                                                        -------
         Acquisition                                                            8.3(d)
         Affiliate                                                              9.3(a)
         Agreement                                                              Preamble
         Alternative Transaction                                                9.3(b)
         Alternative Transaction Proposal                                       9.3(c)
         Applicable Laws                                                        3.7(a)
         Approval                                                               3.9(b)
         Audit                                                                  3.10(j)
         Belden                                                                 Preamble
         Belden Balance Sheet                                                   4.4(c)
         Belden Benefit Plans                                                   4.9(a)
         Belden By-Laws                                                         4.1(b)
         Belden Charter                                                         4.1(b)
         Belden Common Stock                                                    2.1
         Belden Designated Directors                                            6.13(a)
         Belden Disclosure Schedule                                             Article IV
         Belden Dividend                                                        5.1(b)
         Belden ERISA Affiliate                                                 4.9(e)
         Belden Leased Real Property                                            4.14(b)
         Belden Leases                                                          4.14(b)
         Belden Material Contract                                               4.18(a)
         Belden Nominee                                                         6.13(e)(v)
         Belden Options                                                         2.1(d)
         Belden Organizational Documents                                        4.1(b)
         Belden Owned Real Property                                             4.14(a)
         Belden Permits                                                         4.7(a)
         Belden Preferred Stock                                                 4.2(a)
         Belden Purchase Plans                                                  2.1(d)
         Belden Real Property                                                   4.14(c)
         Belden Rights                                                          4.2(a)
         Belden Rights Agreement                                                4.2(a)
         Belden SEC Documents                                                   4.4(a)
         Belden Stock Plans                                                     4.2(a)
         Belden Stockholder Approval                                            4.3(c)
         Belden Stockholders' Meeting                                           6.1(b)
         Belden Subsidiary Organizational Documents                             4.1(b)
         Belden Termination Fee                                                 8.3(b)
         Benefit Plans                                                          3.9(a)
         CDA                                                                    5.2(c)(i)
         CDT                                                                    Preamble
         CDT Balance Sheet                                                      3.4(d)
         CDT Benefit Plans                                                      3.9(a)

                   TERM                                                        SECTION
                   ----                                                        -------
         CDT By-Laws                                                            3.1(b)
         CDT Certificate of Amendment                                           1.7
         CDT Charter                                                            3.1(b)
         CDT Charter Amendment                                                  1.7
         CDT Charter Approval                                                   3.3(c)
         CDT Common Stock                                                       2.1(a)
         CDT Debentures                                                         3.2(a)
         CDT Designated Directors                                               6.13(a)
         CDT Disclosure Schedule                                                Article III
         CDT ERISA Affiliate                                                    3.9(e)
         CDT Leased Real Property                                               3.14(b)
         CDT Leases                                                             3.14(b)
         CDT Material Contract                                                  3.18(a)
         CDT Nominee                                                            6.13(e)(iv)
         CDT Offering Circular                                                  3.4(a)
         CDT Option                                                             3.2(b)
         CDT Organizational Documents                                           3.1(b)
         CDT Owned Real Property                                                3.14(a)
         CDT Permits                                                            3.7(a)
         CDT Preferred Stock                                                    3.2(a)
         CDT Purchase Plan                                                      3.2(a)
         CDT Real Property                                                      3.14(c)
         CDT Rights                                                             3.2(a)
         CDT Rights Agreement                                                   3.2(a)
         CDT SEC Documents                                                      3.4(a)
         CDT Share Issuance                                                     Recitals
         CDT Share Issuance Approval                                            3.3(c)
         CDT Stock Plans                                                        3.2(a)
         CDT Stockholders' Meeting                                              6.1(b)
         CDT Subsidiary Organizational Documents                                3.1(b)
         CDT Termination Fee                                                    8.3(a)
         Certificate of Merger                                                  1.3
         Certificates                                                           2.2(b)
         Change of Recommendation                                               5.2(d)(i)
         Closing                                                                1.2
         Closing Date                                                           1.2
         COBRA                                                                  3.9(i)
         Code                                                                   Recitals
         Continuing Employees                                                   6.11(f)
         Contract                                                               9.3(d)
         DGCL                                                                   Recitals
         Effective Time                                                         1.3
         Environmental Laws                                                     9.3(e)
         Environmental Liabilities                                              9.3(f)

                   TERM                                                        SECTION
                   ----                                                        -------
         ERISA                                                                  3.9(a)
         Exchange Act                                                           3.3(e)(B)(3)
         Exchange Agent                                                         2.2(a)
         Exchange Fund                                                          2.2(a)
         Exchange Ratio                                                         2.1(a)
         Existing Benefits Commitments                                          5.1(b)(x)
         Fair Market Value                                                      9.3(g)
         Form S-4                                                               3.3(e)(B)(1)
         Funded Retirement Plan                                                 3.9(e)
         GAAP                                                                   3.4(c)
         Governmental Entity                                                    3.3(e)
         Guaranty                                                               9.3(h)
         Hazardous Materials                                                    9.3(i)
         HSR Act                                                                3.3(e)(A)
         Improvements                                                           3.14(d)
         Indebtedness                                                           9.3(j)
         Indenture                                                              6.19
         Indemnified Parties                                                    6.5(a)
         Intellectual Property                                                  9.3(k)
         Joint Proxy Statement                                                  3.3(e)(B)(2)
         Knowledge                                                              9.3(l)
         Liens                                                                  3.1(c)
         Material Adverse Change                                                9.3(m)
         Material Adverse Effect                                                9.3(m)
         Merger                                                                 Recitals
         Merger Consideration                                                   2.1(a)
         Merger Sub                                                             Preamble
         NYSE                                                                   2.1(e)
         Outside Date                                                           8.1(b)(i)
         PBGC                                                                   3.9(e)
         Person                                                                 9.3(n)
         Restraints                                                             7.1(d)
         Reverse Stock Split                                                    1.7
         Rule 145 Affiliates                                                    6.14
         Sarbanes-Oxley Act                                                     3.4(b)
         SEC                                                                    3.3(e)(B)
         Secretary of State                                                     1.3
         Securities Act                                                         3.3(e)
         Subsidiary                                                             9.3(o)
         Superior Proposal                                                      9.3(p)
         Surviving Corporation                                                  Recitals
         Tax Authority                                                          3.10(j)
         Tax Return                                                             3.10(j)
         Taxes                                                                  3.10(j)
         Voting Debt                                                            3.2(c)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 4, 2004, by and among CABLE DESIGN TECHNOLOGIES CORPORATION, a Delaware corporation ("CDT"), BC MERGER CORP., a Delaware corporation and a direct wholly owned subsidiary of CDT ("Merger Sub"), and BELDEN INC., a Delaware corporation ("Belden").

                                   WITNESSETH:

         WHEREAS, the respective Boards of Directors of CDT, Merger Sub and Belden have deemed it advisable and in the best interests of their respective corporations and stockholders that CDT and Belden engage in a business combination in order to advance their respective long-term strategic business interests; and

         WHEREAS, in furtherance thereof, the Boards of Directors of each of CDT, Merger Sub and Belden have approved this Agreement and the merger of Merger Sub with and into Belden (the "Merger") so that Belden continues as the surviving corporation in the Merger (sometimes referred to in such capacity as the "Surviving Corporation"), upon the terms of and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"); and

         WHEREAS, the Board of Directors of Belden has determined to recommend to its stockholders the approval and adoption of this Agreement and the Merger; and

         WHEREAS, the Board of Directors of CDT has determined to recommend to its stockholders approval of the CDT Charter Amendment (as defined in Section 1.7) and the issuance of shares of CDT Common Stock (as defined in Section 2.1(a)) in connection with the Merger (the "CDT Share Issuance"); and

         WHEREAS, CDT, as the sole stockholder of Merger Sub, has approved this Agreement and the Merger; and

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368 of the Code; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.1 The Merger. Upon the terms of and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Belden, the separate corporate existence of Merger Sub shall cease and Belden shall continue as the Surviving Corporation in the Merger and shall succeed to and assume all the property, rights, privileges, powers and franchises of Merger Sub in accordance with the DGCL.

         SECTION 1.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of all of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036-6522, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

         SECTION 1.3 Effective Time. Upon the terms of and subject to the conditions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger executed in accordance with the relevant provisions of the DGCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Secretary of State") and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State, or at such subsequent date or time as Belden and CDT shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective as set forth in the Certificate of Merger is referred to herein as the "Effective Time."

         SECTION 1.4 Effects of The Merger. At the Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

         SECTION 1.5 Organizational Documents of the Surviving Corporation. At the Effective Time, the Belden Charter (as defined in Section 4.1(b)) shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub in the form attached as Exhibit A hereto, and such amended Belden Charter shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation; provided, however, that at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows:
"The name of the corporation is Belden Inc." After the Effective Time, the authorized capital stock of the Surviving Corporation shall consist of 100 shares of common stock, par value $.01 per share. At the Effective Time, the Belden By-Laws (as defined in Section 4.1(b)) shall be amended and restated in their entirety to be identical to the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, in the form attached as Exhibit B hereto and such by-laws shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the DGCL and as provided in such by-laws.

         SECTION 1.6 Directors and Officers of the Surviving Corporation. The initial directors of the Surviving Corporation shall be the individuals designated as such on Schedule 1.6 hereto until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the individuals designated as such on Schedule 1.6 hereto until their respective successors are duly appointed.

         SECTION 1.7 CDT Charter Amendment. Immediately prior to the Effective Time, and upon the terms of and subject to the conditions set forth in this Agreement and receipt of the CDT Charter Approval (as defined in Section 3.3(c)), pursuant to the applicable provisions of the DGCL, CDT shall cause the CDT Charter (as defined in Section 3.1(b)) to be amended (the "CDT Charter Amendment") to change the name of CDT to "Belden CDT Inc.," to increase the number of authorized shares of capital stock and to provide for a reverse stock split of the shares of CDT Common Stock (the "Reverse Stock Split") by filing a Certificate of Amendment substantially in the form of Exhibit C hereto (the "CDT Certificate of Amendment") with the Secretary of State in accordance with applicable provisions of the DGCL.

         SECTION 1.8 Alternative Structure. CDT and Belden may mutually agree to revise the structure of the Merger provided for herein at any time prior to receipt of either the Belden Stockholder Approval (as defined in Section 4.3(c)) or CDT Share Issuance Approval (as defined in Section 3.3(c)), or at any time thereafter if, with appropriate disclosure, any required further approval of the revised structure is obtained from the stockholders of CDT and Belden, as applicable; provided, however, that under any such revised structure the Merger would qualify as a reorganization within the meaning of Section 368(a) of the Code or as a transfer qualifying under Section 351 of the Code. CDT and Belden agree to consider in good faith the request of the other party to revise the structure of the Merger from that set forth herein.

                                   ARTICLE II

                 EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES

         SECTION 2.1 Effect on Capital Stock. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of CDT, Merger Sub, Belden or the holders of any shares of common stock, par value $0.01 per share, of Belden (together with any associated Belden Rights (as defined in Section 4.2(a)), "Belden Common Stock"):

         (a) Conversion of Belden Common Stock. Each share of Belden Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Belden Common Stock to be canceled pursuant to Section 2.1(c) shall automatically be converted into the right to receive (i) 2.00 fully paid and nonassessable shares of common stock, par value $0.01 per share, of CDT ("CDT Common Stock") if the Reverse Stock Split has not been effected prior to the Effective Time, or (ii) 1.00 fully paid and nonassessable share of CDT Common Stock if the Reverse Stock Split has been effected prior to the Effective Time (in either case, the

"Exchange Ratio") (the number of shares of CDT Common Stock set forth in clause
(i) or (ii), as applicable, together with the associated CDT Rights (as defined in Section 3.2(a)), the "Merger Consideration") upon surrender of the Certificate (as defined in Section 2.2(b)), which immediately prior to the Effective Time represented such share of Belden Common Stock in the manner provided in Section 2.2(b) (or, in the case of a lost, stolen or destroyed Certificate, Section 2.2(h)). As a result of the Merger, at the Effective Time, each holder of a Certificate shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable in respect of the shares of Belden Common Stock represented by such Certificate immediately prior to the Effective Time, any cash in lieu of fractional shares payable pursuant to Section 2.1(e) and any dividends or other distributions payable pursuant to Section 2.2(c), all to be issued or paid, without interest, in consideration therefor upon the surrender of such Certificate in accordance with
Section 2.2(b) (or, in the case of a lost, stolen or destroyed Certificate, Section 2.2(h)).

         (b) Capital Stock of Merger Sub. Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         (c) Cancellation of Treasury Shares. Each share of Belden Common Stock held as treasury stock by Belden, if any, shall automatically be extinguished without any conversion, and no consideration shall be delivered in respect thereof.

         (d) Belden Options and Employee Stock Purchase Plans. At the Effective Time, (i) all issued and outstanding options to purchase Belden Common Stock under any Belden Stock Plan (as defined in Section 4.2(a)) (each, a "Belden Option") shall be assumed by CDT in accordance with Section 6.11(a), (ii) all shares of Belden Common Stock issued pursuant to restricted stock grants under any Belden Stock Plan and with respect to which restrictions have not lapsed, shall be treated as set forth in Section 6.11(c), and (iii) all rights outstanding under Belden's Employee Stock Purchase Plan and U.K. Share Ownership Plan, in each case as amended to date (collectively, the "Belden Purchase Plans"), shall be treated as set forth in Section 6.11(c).

         (e) Fractional Shares. No fraction of a share of CDT Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Belden Common Stock who would otherwise be entitled to receive a fraction of a share of CDT Common Stock (after aggregating all fractional shares of CDT Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate(s), receive from CDT an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of: (i) such fraction, multiplied by (ii) the average closing price of one share of CDT Common Stock for the ten (10) most recent trading days that CDT Common Stock has traded ending on the trading day one day prior to the Effective Time, as reported on the New York Stock Exchange ("NYSE").

         (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split (without duplication of the effects on the Exchange Ratio contemplated by Section 2.2(a) as a result of the Reverse Stock Split), stock dividend (including any dividend or distribution of securities convertible into CDT Common Stock or Belden Common Stock), reorganization, recapitalization, reclassification or other like change with respect to CDT Common Stock or Belden Common Stock having a record date on or after the date hereof and prior to the Effective Time. Notwithstanding the foregoing, no adjustment will be made to the Exchange Ratio in respect of any Belden Dividends (as defined in Section 5.1(b)).

         SECTION 2.2 Exchange of Shares and Certificates.

         (a) Exchange Agent. At or prior to the Effective Time, CDT shall engage Equiserve Trust Company, N.A. (or such other institution reasonably satisfactory to Belden) to act as exchange agent in connection with the Merger (the "Exchange Agent"), pursuant to an agreement reasonably satisfactory to Belden. Immediately prior to the Effective Time, CDT shall deposit with the Exchange Agent, in trust for the benefit of the holders of shares of Belden Common Stock, certificates representing the shares of CDT Common Stock issuable pursuant to Section 2.1(a). In addition, CDT shall make available by depositing with the Exchange Agent, as necessary from time to time after the Effective Time as needed, cash in an amount sufficient to make the payments in lieu of fractional shares pursuant to
Section 2.1(e) and any dividends or distributions to which holders of shares of Belden Common Stock may be entitled pursuant to Section 2.2(c). All cash and CDT Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

         (b) Exchange Procedures. Promptly after the Effective Time, CDT shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Belden Common Stock and that at the Effective Time were converted into the right to receive the Merger Consideration pursuant to Section
2.1 (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CDT and Belden may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of CDT Common Stock, cash in lieu of any fractional shares pursuant to Section 2.1(e) and any dividends or other distributions payable pursuant to Section 2.2(c). Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of CDT Common Stock (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 2.1 (which shall be uncertificated book entry form unless a physical certificate is requested), payment in lieu of fractional shares which such holder is entitled to receive pursuant to Section 2.1(e) and any dividends or distributions payable pursuant to Section 2.2(c), and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Belden Common Stock which is not registered in the transfer records of Belden, a certificate representing the proper number of shares of CDT Common Stock may be issued to a Person (as defined in Section 9.3(n)) other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of CDT Common Stock to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of CDT that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (and any amounts to be paid pursuant to Section 2.1(e) or Section 2.2(c)) upon such surrender. No interest shall be paid or shall accrue on any amount payable pursuant to Section 2.1(e) or Section 2.2(c).

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to CDT Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CDT Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.1(e), until such Certificate has been surrendered in accordance with this Article II. Subject to Applicable Law (as defined in Section 3.7(a)), following surrender of any such Certificate, there shall be paid to the recordholder thereof, without interest, (i) promptly after such surrender, the number of whole shares of CDT Common Stock issuable in exchange therefor pursuant to this Article II, together with any cash payable in lieu of a fractional share of CDT Common Stock to which such holder is entitled pursuant to Section 2.1(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CDT Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of CDT Common Stock.

         (d) No Further Ownership Rights in Belden Common Stock. All shares of CDT Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II and any cash paid pursuant to
Section 2.1(e) or Section 2.2(c) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Belden Common Stock previously represented by such Certificates. At the Effective Time, the stock transfer books of Belden shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Belden Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

         (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates six (6) months after the Effective Time shall be delivered to CDT, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to CDT for payment of their claim for the Merger Consideration, any cash in lieu of fractional shares of CDT Common Stock pursuant to Section 2.1(e) and any dividends or distributions pursuant to
Section 2.2(c).

         (f) No Liability. None of CDT, Merger Sub, Belden or the Exchange Agent shall be liable to any Person in respect of any shares of CDT Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time, or immediately prior to such earlier date on which any shares of CDT Common Stock, any cash in lieu of fractional shares of CDT Common Stock or any dividends or distributions with respect to CDT Common

Stock issuable in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.3(e)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

         (g) Withholding Rights. CDT or the Exchange Agent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any Person who was a holder of Belden Common Stock, options or other securities or rights immediately prior to the Effective Time such amounts as CDT or the Exchange Agent may be required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by CDT or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

         (h) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of CDT Common Stock as may be required pursuant to Section 2.1(a), cash for fractional shares pursuant to Section 2.1(e) and any dividends or distributions payable pursuant to Section 2.2(c); provided, however, that CDT may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form reasonably satisfactory to CDT, or a bond in such sum as CDT may reasonably direct as indemnity, against any claim that may be made against CDT or the Exchange Agent in respect of the Certificates alleged to have been lost, stolen or destroyed.

         (i) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by CDT on a daily basis provided that no such investment or loss thereon shall affect the amounts payable to former stockholders of Belden after the Effective Time pursuant to this Article
II. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Article II shall promptly be paid to CDT.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF CDT AND MERGER SUB

         Except as set forth in the disclosure schedule dated as of the date of this Agreement and delivered by CDT and Merger Sub to Belden prior to the execution and delivery by CDT and Merger Sub of this Agreement (the "CDT Disclosure Schedule"), each of CDT and Merger Sub represents and warrants to Belden as set forth below. Each exception set forth in the CDT Disclosure Schedule, and any other information included in the CDT Disclosure Schedule, is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of this Agreement and shall be deemed to be disclosed solely for purposes of such section or subsection, except to the extent that the relevance of a disclosure in one section or subsection of the

CDT Disclosure Schedule to another section or subsection of the CDT Disclosure
Schedule is reasonably apparent on its face. Inclusion of any information in the CDT Disclosure Schedule shall not be construed as an admission that such information is material to CDT or any of its Subsidiaries.

         SECTION 3.1 Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.

         (a) Organization, Standing and Corporate Power. CDT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to carry on its business as currently conducted. Each Subsidiary (as defined in Section 9.3(o)) of CDT is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is incorporated or otherwise organized, and has the requisite corporate (or similar) power and authority to carry on its business as currently conducted, except where the failure to be so organized, existing or in good standing would not reasonably be likely to have a Material Adverse Effect (as defined in Section 9.3(m)) on CDT. Each of CDT and its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be likely to have a Material Adverse Effect on CDT.

         (b) Charter Documents. CDT and Merger Sub have delivered or made available to Belden prior to the execution of this Agreement complete and correct copies of (A) the Amended and Restated Certificate of Incorporation of CDT (including any certificates of designation), currently in effect (the "CDT Charter"), and the by-laws of CDT, as amended and currently in effect (the "CDT By-Laws," and, together with the CDT Charter, the "CDT Organizational Documents"), (B) the certificate of incorporation and by-laws of Merger Sub in effect on the date of this Agreement, and (C) the certificate of incorporation and by-laws or like organizational documents, as amended and currently in effect (collectively, the "CDT Subsidiary Organizational Documents") of each Subsidiary of CDT, and each such instrument is in full force and effect. CDT is not in violation of the CDT Organizational Documents and no Subsidiary of CDT is in violation of its CDT Subsidiary Organizational Documents, except for violations that are not material to CDT and its Subsidiaries taken as a whole.

         (c) Subsidiaries. Section 3.1(c) of the CDT Disclosure Schedule lists each Subsidiary of CDT and sets forth each such Subsidiary's capital structure. Except as set forth in Section 3.1(c) of the CDT Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of CDT have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by CDT, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

         SECTION 3.2 Capital Structure.

         (a) The authorized capital stock of CDT consists of 100,000,000 shares of CDT Common Stock, and 1,000,000 shares of preferred stock, par value $0.01 per share ("CDT Preferred Stock"). At the close of business on December 31, 2003, (A) 41,984,614 shares of CDT Common Stock were issued and outstanding; (B) 6,791,315 shares of CDT Common Stock were held by CDT in its treasury; (C) no shares of CDT Preferred Stock were issued and outstanding; (D) 227,117 shares of CDT Common Stock were reserved for issuance pursuant to CDT's 1998 Employee Stock Purchase Plan, as amended to date (the "CDT Purchase Plan"); (E) an aggregate of 5,338,615 shares of CDT Common Stock were reserved for issuance pursuant to CDT's Long Term Performance Incentive Plan, Supplemental Long-Term Performance Incentive Plan, Management Stock Award Plan; 1999 Long-Term Performance Incentive Plan, Non-Employee Director Stock Plan, and 2001 Long-Term Performance Incentive Plan (such plans, as amended to date, are collectively referred to herein as the "CDT Stock Plans"), complete and correct copies of which, in each case as amended, have been filed as exhibits to the CDT SEC Documents (as defined in Section 3.4(a)) prior to the date of this Agreement or delivered to Belden; (F) 12,175,549 shares of CDT Common Stock were reserved for issuance upon conversion of CDT's 4.00% Convertible Subordinated Debentures due July 15, 2003 (the "CDT Debentures"); (G) 100,000 shares of CDT Preferred Stock were designated as Junior Participating Preferred Stock, Series A, par value $0.01 per share, and were reserved for issuance upon the exercise of preferred share purchase rights (the "CDT Rights") issued pursuant to the CDT Rights Agreement dated December 11, 1996 between CDT and State Street Bank and Trust Company (as successor in interest to First National Bank of Boston), as rights agent (the "CDT Rights Agreement"); and (H) one CDT Right was outstanding for each outstanding share of CDT Common Stock. All of the outstanding shares of capital stock of, or other equity interests in, CDT have been validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.2 or in
Section 3.2(a) of the CDT Disclosure Schedule, there are no other equity securities of CDT or securities exchangeable or convertible into or exercisable for such equity securities issued or outstanding.

         (b) As of the close of business on December 31, 2003, 3,990,186 shares of CDT Common Stock were subject to issuance pursuant to outstanding options to acquire shares of CDT Common Stock ("CDT Options") under CDT Stock Plans and 227,117 shares were subject to issuance pursuant to the CDT Purchase Plan. All shares of CDT Common Stock subject to issuance under the CDT Stock Plans and the CDT Purchase Plan, upon issuance upon the terms and subject to the conditions set forth in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as contemplated by this Agreement or as set forth in Section 3.2(b) of the CDT Disclosure Schedule, there are no commitments or agreements of any character to which CDT is bound obligating CDT to accelerate the vesting of any CDT Option as a result of the Merger. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to CDT.

         (c) No bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which stockholders of CDT may vote ("Voting Debt") are issued or outstanding.

         (d) Except as otherwise set forth in this Section 3.2 or in Section 3.2(d) of the CDT Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which CDT or any of its Subsidiaries is a party or by which any of them is bound obligating CDT or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of CDT or any of its Subsidiaries, or obligating CDT or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of CDT Common Stock, all outstanding CDT Options, and all outstanding shares of capital stock of each Subsidiary of CDT have been issued and granted (as applicable) in compliance in all material respects with (A) all applicable securities laws and all other Applicable Laws and (B) all requirements set forth in applicable material Contracts (as defined in Section 9.3(d)).

         (e) Since December 31, 2003 and through the date hereof, except (A) as set forth in Section 3.2(e) of the CDT Disclosure Schedule, or (B) issuances of CDT Common Stock pursuant to (1) the exercise of CDT Options outstanding as of December 31, 2003, (2) the CDT Purchase Plan authorized as of December 31, 2003, or (3) the conversion of the CDT Debentures, there has been no change in (x) the outstanding capital stock of CDT, (y) the number of CDT Options outstanding, or
(z) the number of other options, warrants or other rights to purchase CDT capital stock.

         (f) Except as set forth in Section 3.2(f) of the CDT Disclosure Schedule, neither CDT nor any Subsidiary of CDT is a party to any agreement, arrangement or understanding restricting the purchase or transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to, any capital stock of CDT or any of its Subsidiaries or any securities of the type referred to in Section 3.2(d) hereof.

         (g) Other than its Subsidiaries, CDT does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for highly liquid investments with an original maturity of three months or less at the date of purchase, made in the ordinary course of business consistent with past practice.

         (h) The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.01 per share, all of which shares are issued and outstanding. CDT is the legal and beneficial owner of all of the issued and outstanding shares of Merger Sub. Merger Sub was formed at the direction of CDT on February 4, 2004, solely for the purposes of effecting the Merger and the other transactions contemplated hereby. Except as required by or provided for in this Agreement, Merger Sub (A) does not hold, nor has it held, any assets, (B) does not have, nor has it incurred, any liabilities and (C) has not carried on any business activities other than in connection with the Merger and the transactions contemplated hereby. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued, and are fully paid and nonassessable and not subject to any preemptive rights.

         SECTION 3.3 Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and Consents.

         (a) Authority. Subject to obtaining the CDT Share Issuance Approval and the CDT Charter Approval, each of CDT and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CDT and Merger Sub, and the consummation by CDT and Merger Sub of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of CDT and Merger Sub, and no other corporate proceedings on the part of CDT or Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than with respect to approval of the CDT Share Issuance, the CDT Share Issuance Approval, and with respect to approval of the CDT Charter Amendment, the CDT Charter Approval. This Agreement has been duly executed and delivered by CDT and Merger Sub. Assuming the due authorization, execution and delivery of this Agreement by Belden, this Agreement constitutes the legal, valid and binding obligation of each of CDT and Merger Sub, enforceable against CDT and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         (b) Board Approval. Subject to Section 5.2(d), the Board of Directors of CDT has (A) determined that this Agreement, the CDT Charter Amendment, the Merger and the CDT Share Issuance are advisable and fair to and in the best interest of CDT and its stockholders, (B) approved and adopted this Agreement, the CDT Charter Amendment, the Merger, the CDT Share Issuance and the other transactions contemplated hereby, which adoption has not been rescinded or modified, (C) resolved to recommend the CDT Charter Amendment and the CDT Share Issuance to its stockholders for approval and (D) directed that the CDT Charter Amendment and the CDT Share Issuance be submitted to its stockholders for consideration in accordance with this Agreement.

         (c) Voting Requirements. The affirmative vote in favor of approval of
(i) the CDT Share Issuance by a majority of the votes cast thereon by holders of shares of CDT Common Stock present in person or by proxy (the "CDT Share Issuance Approval") and (ii) the CDT Charter Amendment by the holders of a majority of the outstanding shares of CDT Common Stock entitled to vote thereon (the "CDT Charter Approval"), in each case at a duly convened and held CDT Stockholders' Meeting (as defined in Section 6.1(b)) are the only votes of the holders of any class or series of CDT's capital stock necessary to approve the CDT Share Issuance, CDT Charter Amendment, this Agreement and the Merger.

         (d) No Conflict. Except as set forth in Section 3.3(d) of the CDT Disclosure Schedule, the execution and delivery of this Agreement by CDT and Merger Sub do not, and the consummation by CDT and Merger Sub of the transactions contemplated hereby and compliance by CDT and Merger Sub with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to any right of termination or other right, or the cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of CDT or any of its Subsidiaries or any restriction on the conduct of CDT's business or operations under, (A) the CDT Organizational Documents or the CDT Subsidiary Organizational Documents, (B) any Contract, permit, concession, franchise, license or authorization applicable to CDT or any of its Subsidiaries or their respective properties or assets, (C) any material judgment, order or decree, or (D) subject to the governmental filings and other matters referred to in Section 3.3(e), any statute, law, ordinance, rule or regulation applicable to CDT or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (B), any such conflicts, violations, defaults, rights, losses, restrictions or Liens, or failure to obtain consents, waivers or approvals, which would not reasonably be likely to have a Material Adverse Effect on CDT.

         (e) Required Filings or Consents. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") is required to be made or obtained by or with respect to CDT or any of its Subsidiaries in connection with the execution and delivery of this Agreement by CDT or Merger Sub, the approval of the CDT Charter Amendment or the CDT Share Issuance or the consummation by CDT or Merger Sub of the transactions contemplated hereby, except for:

                  (A) the filing of a pre-merger notification and report form by CDT and Merger Sub under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any applicable filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction;

                  (B) the filing with the Securities and Exchange Commission (the "SEC") of:

                           (1) the registration statement on Form S-4 to be
                  filed with the SEC by CDT in connection with the issuance of CDT Common Stock in the Merger (including any amendments or supplements, the "Form S-4")

                           (2) a proxy statement relating to the CDT
                  Stockholders' Meeting (such proxy statement, together with the proxy statement relating to the Belden Stockholders' Meeting (as defined in Section 6.1(b)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"); and

                           (3) such reports under Section 13(a), 13(d), 15(d) or
                  16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and communications under Rule 425 under the Securities Act of 1933, as amended (the "Securities Act"), in each case as may be required in connection with this Agreement and the transactions contemplated hereby;

                  (C) the filing of the Certificate of Merger with the Secretary of State and appropriate documents with the relevant authorities of other states in which CDT or Merger Sub is qualified to do business;

                  (D) filings required by state securities laws or other "blue sky" laws;

                  (E) the filing of the CDT Charter Amendment with the Secretary of State; and

                  (F) other consents, approvals, orders or authorizations, the failure of which to be made or obtained, would not reasonably be likely to have a Material Adverse Effect on CDT.

         SECTION 3.4 SEC Documents; Financial Statements. Except as set forth in
Section 3.4 of the CDT Disclosure Schedule:

         (a) CDT has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be so filed by CDT since January 1, 2000 (excluding the Form S-4 and the Joint Proxy Statement, the "CDT SEC Documents"). As of their respective dates, the CDT SEC Documents and the offering circular, dated July 1, 2003, pursuant to which the CDT Debentures were offered (the "CDT Offering Circular") complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such CDT SEC Documents or CDT Offering Circular, and none of the CDT SEC Documents, when filed, nor the CDT Offering Circular, as of July 1, 2003 and at the date of issuance of the CDT Debentures, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed CDT SEC Document filed with the SEC prior to the date hereof.

         (b) The chief executive officer and chief financial officer of CDT have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the SEC, and the statements contained in all such certifications were complete and correct in all material respects as of the date made. Neither CDT nor any of its officers has received notice from the SEC or the NYSE questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. CDT is, and through the Closing Date will be, otherwise in material compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the New York Stock Exchange.

         (c) The financial statements of CDT included in (i) the CDT SEC Documents, including each CDT SEC Document filed after the date hereof until the Effective Time, and (ii) the CDT Offering Circular, complied, as of their respective dates of filing with the SEC or, in the case of the CDT Offering Circular, as of July 1, 2003 and at the date of issuance of the CDT Debentures, in all material respects with accounting requirements and the published rules and regulations of the SEC applicable with respect thereto, have been prepared in accordance with

United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q or 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of CDT and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material).

         (d) Except as reflected or reserved against in the balance sheet of CDT dated October 31, 2003 included in the Form 10-Q filed by CDT with the SEC on December 15, 2003 (including the notes thereto, the "CDT Balance Sheet"), neither CDT nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are required by GAAP to be set forth on a consolidated balance sheet of CDT and its consolidated Subsidiaries or in the notes thereto, other than (A) liabilities and obligations incurred since October 31, 2003 in the ordinary course of business which would not reasonably be likely to have a Material Adverse Effect on CDT and (B) liabilities and obligations incurred in connection with this Agreement or the transactions contemplated hereby. The inventory reflected on the CDT Balance Sheet reflects the value of that inventory at the lower of (x) the cost of that inventory or (y) the fair market value of that inventory, and reflects write-offs and write-downs for damaged or obsolete items, or items of below standard quality, in accordance with the historical inventory policies and practices of CDT and GAAP.

         (e) Neither CDT nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any contract, agreement, arrangement or understanding (including without limitation any contract or arrangement relating to any transaction or relationship between or among CDT and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate (as defined in Section 9.3(a)), including without limitation any structured finance, special purpose or limited purpose entity or Person, on the other hand), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, CDT or any of its Subsidiaries in CDT's or its Subsidiaries' published financial statements.

         SECTION 3.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of CDT or Merger Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to CDT's stockholders or at the time of the CDT Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by CDT with respect to information or statements with respect to Belden or its Subsidiaries made or incorporated by reference therein supplied by or on behalf of Belden for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4.

         SECTION 3.6 Absence of Certain Changes or Events.

         (a) Since July 31, 2003 through the date hereof, except as and to the extent (i) disclosed in CDT's annual report for the fiscal year ended July 31, 2003 filed with the SEC on Form 10-K, (ii) set forth in Section 3.6(a) of the CDT Disclosure Schedule, or (iii) expressly contemplated by this Agreement:

                  (A) CDT and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice;

                  (B) there has not been any split, combination or reclassification of any of CDT's capital stock or any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, in lieu of, or in substitution for, shares of CDT's capital stock;

                  (C) except as required by a change in GAAP, there has not been any material change in accounting methods, principles or practices by CDT; and

                  (D) there has not been any action taken by CDT or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of
         Section 5.1(b), other than actions in connection with entering into this Agreement.

         (b) Since July 31, 2003 through the date hereof, there have not been any changes, circumstances or events that have had, or would reasonably be likely to have, a Material Adverse Effect on CDT.

         SECTION 3.7 Compliance with Applicable Laws; Permits; Litigation.

         (a) CDT, its Subsidiaries and employees hold all permits, licenses, easements, variances, exemptions, orders, consents, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of CDT and its Subsidiaries in the manner described in the CDT SEC Documents filed prior to the date hereof and as they are being conducted as of the date hereof (the "CDT Permits"), and all CDT Permits are in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any such CDT Permit would not reasonably be likely to have a Material Adverse Effect on CDT. CDT and its Subsidiaries are in compliance with the terms of the CDT Permits and all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Entity (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, "Applicable Laws") relating to CDT and its Subsidiaries or their respective business or properties, except where the failure to be in compliance with the terms of the CDT Permits or such Applicable Laws would not reasonably be likely to have a Material Adverse Effect on CDT.

         (b) As of the date hereof, except as and to the extent disclosed in the CDT SEC Documents filed prior to the date of this Agreement, no action, demand, suit, proceeding, requirement or investigation by any Governmental Entity and no suit, action, mediation, arbitration or proceeding by any Person, against or affecting CDT or any of its Subsidiaries or any of their respective properties, including Intellectual Property (as defined in Section 9.3(k)), is pending or, to the Knowledge (as defined in Section 9.3(l)) of CDT, threatened which, individually or in the aggregate, has been, or is reasonably likely to be, material to CDT.

         (c) As of the date hereof, neither CDT nor any of its Subsidiaries is subject to any material outstanding order, injunction or decree.

         SECTION 3.8 Labor and Other Employment Matters.

         (a) Except (i) as set forth in Section 3.8(a) of the CDT Disclosure Schedule or (ii) as would not reasonably be likely to have a Material Adverse Effect on CDT, (A) no work stoppage, slowdown, lockout, labor strike, material arbitrations or other labor disputes against CDT or any of its Subsidiaries are pending or, to the Knowledge of CDT, threatened, (B) no unfair labor practice charges, grievances or complaints are pending or, to the Knowledge of CDT, threatened against CDT or any of its Subsidiaries, (C) neither CDT nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees, (D) CDT and each of its Subsidiaries are in compliance with all Applicable Laws respecting labor and employment, including, but not limited to, terms and conditions of employment, workers' compensation, occupational safety and health requirements, plant closings, wages and hours, employment discrimination, disability rights or benefits, equal opportunity, affirmative action, labor relations, employee leave issues and unemployment insurance and related matters, (E) there are no complaints, charges or claims against CDT or any of its Subsidiaries pending with or, to the Knowledge of CDT, threatened by any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment of any employees by CDT and or any of its Subsidiaries, other than those occurring in the ordinary course of business, such as claims for workers' compensation or unemployment benefits, (F) CDT and each of its Subsidiaries have withheld all amounts required by Applicable Law to be withheld from the wages, salaries, benefits and other compensation to employees, and is not liable for any arrears of wages or any Taxes (as defined in Section 3.10(j)) or any penalty for failure to comply with any of the foregoing, (G) neither CDT nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice).

         (b) As of the date hereof, except as set forth in Section 3.8(b) of CDT Disclosure Schedule:

                  (A) neither CDT nor any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement or any other agreement with a labor union or labor organization, nor is any such agreement presently being negotiated;

                  (B) no labor organization or group of employees of CDT or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of CDT, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and

                  (C) to the Knowledge of CDT, no labor union is seeking to organize any employees of CDT or any of its Subsidiaries.

         SECTION 3.9 Benefit Plans.

         (a) With respect to each bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock-related or performance award, retirement, vacation, severance, disability, death benefit, hospitalization, medical, fringe benefit, disability, and other similar plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other Applicable Laws and any employment agreement, change-in-control agreement, consulting agreement or severance agreement (such plans, agreements, programs or arrangements, collectively, "Benefit Plans") with or for the benefit of any current or former employee, officer or director of CDT or any of its Subsidiaries or any CDT ERISA Affiliate (as defined in Section 3.9(e)) (the "CDT Benefit Plans"), no event has occurred and there exists no condition or set of circumstances, that would reasonably be likely to have a Material Adverse Effect on CDT under ERISA, the Code or any other Applicable Laws. Section 3.9(a) of the CDT Disclosure Schedule lists each material CDT Benefit Plan.

         (b) Each CDT Benefit Plan has been maintained, funded, administered and operated in all material respects in accordance with its terms, with the applicable provisions of ERISA, the Code and other Applicable Law and the terms of all applicable collective bargaining agreements. Except as would not reasonably be likely to have a Material Adverse Effect on CDT, each CDT Benefit Plan, including any material amendments thereto, that is capable of approval by, or registration or qualification for special tax status with, the appropriate taxation, social security or supervisory authorities in the relevant country, state, territory or the like (each, an "Approval") has received such Approval (or there remains a period of time in which to obtain such Approval retroactive to the date of any material amendment that has not previously received such Approval) and no event has occurred that would reasonably be likely to result in the revocation of such Approval or the imposition of sanctions by such authorities that would reasonably be likely to be material to CDT and its Subsidiaries taken as a whole.

         (c) Neither CDT nor any of its Subsidiaries has entered into any agreement, arrangement or understanding, whether written or oral, with any trade union, works council or other employee representative body or any material number or category of its employees that would prevent or materially restrict or impede the implementation of any lay-off, redundancy, severance or similar program within its or their respective workforces.

         (d) There are no unresolved claims or disputes under the terms of, or in connection with, any CDT Benefit Plan (other than routine claims for benefits), and no action, legal or otherwise, has been commenced or, to the Knowledge of CDT, threatened with respect to any claim or otherwise in connection with a CDT Benefit Plan that, in each case, if determined in a manner adverse to CDT or its Subsidiaries would reasonably be likely to result in a material cost to, or otherwise have a material and adverse effect upon, the business or operations of CDT and its Subsidiaries taken as a whole.

         (e) Except as set forth in Section 3.9(e) of the CDT Disclosure Schedule, the aggregate value of the assets, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary, of each Funded Retirement Plan (as defined below) of CDT or its Subsidiaries or any CDT ERISA Affiliate is equal to or greater than the aggregate value of such Funded Retirement Plan's liabilities assessed on an ongoing basis and calculated in accordance with the actuarial methods and assumptions used in such valuation pursuant to such Funded Retirement Plan and Applicable Law. Except as set forth in Section 3.9(e) of the CDT Disclosure Schedule, no Funded Retirement Plan or any trust created thereunder has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last date of the most recent fiscal year of each Funded Retirement Plan ended prior to the Effective Time. For purposes of this Agreement, "Funded Retirement Plan" means, with respect to a party, a Benefit Plan that is a "pension plan" within the meaning of Section 3(2) of ERISA (whether or not such Benefit Plan is subject to ERISA) or other Applicable Laws, including those under which the assets to satisfy the benefit obligations are legally segregated from the general assets of such party or its Subsidiaries and are not subject to the creditors of such party or its Subsidiaries. None of CDT or any of its Subsidiaries or any other person or entity under common control within the meaning of Section 414 of the Code with CDT or any of its Subsidiaries (a "CDT ERISA Affiliate") has incurred any liability under Title IV of ERISA or to any other governmental entity under other Applicable Laws (other than for payment of premiums not yet due to the Pension Benefit Guaranty Corporation ("PBGC")), which liability has not been fully paid. No Funded Retirement Plan of CDT or any of its Subsidiaries or any CDT ERISA Affiliate has been completely or partially terminated or been the subject of a "reportable event" as defined in Section 4043 of ERISA. No proceeding by the PBGC to terminate a CDT Benefit Plan has been instituted or, to the Knowledge of CDT, threatened.

         (f) At no time has CDT or any of its Subsidiaries or any CDT ERISA Affiliate participated in and/or been obligated to contribute to any Benefit Plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         (g) Except as set forth in Section 3.9(g) of the CDT Disclosure Schedule, no CDT Benefit Plan provides health benefits (whether or not insured), with respect to employees or former employees of CDT or any of its Subsidiaries after retirement or other termination of service (other than coverage mandated by Applicable Law or benefits the full cost of which is borne by the employee or former employee).

         (h) Except as set forth in Section 3.9(h) of the CDT Disclosure Schedule, neither the negotiation and execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any CDT Benefit Plan that will or is reasonably likely to result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or former employee of CDT or any of its Subsidiaries. Except as set forth in Section 3.9(h) of the CDT Disclosure Schedule, there is no contract, agreement, plan or arrangement with an employee or former employee of CDT or any of its Subsidiaries to which CDT or any of its Subsidiaries is a party as of the date of this Agreement, that, individually or collectively and as a result of the transaction contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events) or otherwise, would reasonably be likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

         (i) There have been no non-exempt "prohibited transactions" as defined in Section 406 of ERISA or Section 4975 of the Code with respect to any CDT Benefit Plan that would reasonably be likely to result in penalties that are material to CDT; no fiduciary, as defined in Section 3(21) of ERISA, has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of assets of any CDT Benefit Plan; and CDT, its Subsidiaries and each CDT ERISA Affiliate have complied in all material respects with the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and any similar state law ("COBRA").

         SECTION 3.10 Taxes.

         (a) Except as set forth in Section 3.10(a) of the CDT Disclosure Schedule, each of CDT and its Subsidiaries, including any predecessors thereof, has (A) duly and timely filed (or there have been filed on its behalf) all material Tax Returns (as defined below) required to be filed by or on behalf of it (taking into account all applicable extensions) with the appropriate Tax Authority (as defined below) and all such Tax Returns are true, correct and complete, (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all material Taxes owed by CDT and its Subsidiaries for all periods ending through the date hereof, and (C) complied in all material respects with all material Applicable Laws relating to the payment and withholding of Taxes.

         (b) Except as set forth in Section 3.10(b) of the CDT Disclosure Schedule, there are no material Liens for Taxes (other than Taxes not yet due and payable) upon any property or assets of CDT or any of its Subsidiaries.

         (c) Except as set forth in Section 3.10(c) of the CDT Disclosure Schedule, the unpaid Taxes of CDT and its Subsidiaries (A) did not, as of the most recent financial statements contained in CDT SEC Documents filed prior to the date of this Agreement, materially exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such financial statements (rather than in any notes thereto), and (B) do not materially exceed that reserve as adjusted for the passage of time since the date of such financial statements in accordance with the past custom and practice of CDT and its Subsidiaries in filing their Tax Returns.

         (d) Except as set forth in Section 3.10(d) of the CDT Disclosure Schedule, to CDT's Knowledge, no Tax Authority has raised any material issue in connection with any Audit of CDT or its Subsidiaries. Neither CDT nor any of its Subsidiaries has received notice of any material claim made by a governmental authority in a jurisdiction where CDT or any of its Subsidiaries, as applicable, does not file a Tax Return, that CDT or such Subsidiary is or may be subject to taxation by that jurisdiction.

         (e) Except as set forth in Section 3.10(e) of the CDT Disclosure Schedule, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against CDT or any of its Subsidiaries.

         (f) Neither CDT nor any of its Subsidiaries (A) is a party to any agreement providing for the allocation or sharing of Taxes imposed on or with respect to any individual or other Person, (B) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated income Tax Return (other than the group the common parent of which is CDT) or (C) has any liability for the Taxes of any Person (other than CDT or any member of the group the common parent of which is CDT) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

         (g) Neither CDT nor any of its Subsidiaries has: (A) agreed to make or is required to make any material adjustment under Section 481(a) of the Code;
(B) constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (1) in the two years prior to the date of this Agreement or (2) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Merger; or (C) taken any action, or failed to take any action, or knows of any fact, agreement, plan or other circumstance, that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         (h) Except as set forth in Section 3.10(h) of the CDT Disclosure Schedule, none of CDT's Subsidiaries that are not incorporated under the laws of the United States or a state thereof (A) is, or at any time has been, engaged in the conduct of a trade or business within the United States within the meaning of Section 864(b) or Section 882(a) of the Code, or treated as or considered to be so engaged under Section 882(d) or Section 897 of the Code or otherwise; (B) is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code; (C) is treated other than as a corporation for United States federal tax purposes; or (D) has, or at any time has had, an investment in "United States property" within the meaning of Section 956(b) of the Code.

         (i) Neither CDT nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (j) For purposes of this Agreement, "Audit" means, with respect to any Person, any examination, audit, assessment, action, proceeding, investigation, proposed adjustment, matter in controversy, dispute or claim with respect to the Taxes or Tax Returns of such Person by any Tax Authority or any administrative or judicial proceedings or appeals of such proceedings relating to Taxes; "Taxes" means (A) any and all United States federal, state or local or any non-United States net or gross income, gross receipts, net proceeds, corporation, capital gains, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, franchise, profits, withholding, national insurance, social security (or similar), unemployment, disability, real property, personal property, sales, inheritance, use, transfer, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments, duties, fees, levies or other governmental charges of any kind whatever, whether disputed or not, including any interest, penalty or addition thereto; (B) any liability for or in respect of the payment of any amount of a type described in clause (A) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes; or (C) any liability for or in respect of the payment of any amount described in clauses (A) or (B) of this definition as a transferee or successor, by contract or otherwise; "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration or collection of any Taxes; and "Tax Return" means any return, report or similar statement (including the attached schedules) filed or required to be filed with respect to Taxes, including, without limitation, any information return, claim for refund, amended return, election or declaration of estimated Taxes.

         SECTION 3.11 Environmental Matters.

         (a) Except as would not reasonably be likely to have a Material Adverse Effect on CDT, (i) the operations of CDT and its Subsidiaries have since January 1, 2000, been in compliance and are in compliance with all applicable Environmental Laws (as defined in Section 9.3(e)), including possession and compliance with the terms of all licenses, permits and other authorizations required by Environmental Laws, (ii) there are no pending, or threatened suits, actions, investigations or proceedings under or pursuant to Environmental Laws against CDT or its Subsidiaries or involving any real property currently or, to the Knowledge of CDT, formerly owned, operated or leased by CDT or its Subsidiaries, (iii) CDT and its Subsidiaries are not subject to and have received no written allegations of any Environmental Liabilities (as defined in Section 9.3(f)) and no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or formerly owned, operated or leased by CDT or its Subsidiaries or operations thereon has resulted in or would reasonably be expected to result in Environmental Liabilities, and (iv) all real property currently or formally owned, leased or operated by CDT or its Subsidiaries is free of contamination from Hazardous Materials (as defined in Section 9.3(i)) that would have an adverse effect on human health or the environment or give rise to Environmental Liabilities.

         (b) Except as set forth in Section 3.11(b) of the CDT Disclosure Schedule or as would not be likely to be material to CDT and its Subsidiaries, there are no material pending or threatened suits, actions, claims, investigations or proceedings against CDT or any of its Subsidiaries with respect to the presence or alleged presence of any Hazardous Materials in any product manufactured, sold, marketed, installed or distributed by CDT or any of its Subsidiaries.

         SECTION 3.12 Intellectual Property. All material Intellectual Property (excluding trade secrets, confidential information and unregistered trademarks) owned or licensed by CDT are set forth in Section 3.12 of the CDT Disclosure Schedule. Except as set forth in Section 3.12 of the CDT Disclosure Schedule,
(i) CDT and each of its Subsidiaries owns or has a legally enforceable right to use (in each case, free and clear of any material Liens) all material Intellectual Property (as defined in Section 9.3(k)) used in or necessary for the conduct of its business as currently conducted, including without limitation all patents and patent applications and all trademark registrations and trademark applications; (ii) to the Knowledge of CDT, the conduct of the business of CDT and its Subsidiaries as currently conducted does not infringe on or misappropriate the Intellectual Property rights of any Person, and CDT and its Subsidiaries are not in breach of any applicable grant, license, agreement, instrument or other arrangement pursuant to which CDT or any Affiliate acquired the right to use such Intellectual Property, except in each case as would not reasonably be likely to have a Material Adverse Effect on CDT; (iii) to the Knowledge of CDT, no Person is materially misappropriating, infringing, diluting or otherwise violating any right of CDT or any of its Subsidiaries with respect to any material Intellectual Property owned or used by CDT or its Subsidiaries;
(iv) within the three (3) year period prior to the date hereof, neither CDT nor any of its Subsidiaries has received written notice of any pending or threatened material claim, order or proceeding with respect to the ownership, validity, enforcement, infringement, misappropriation or maintenance of any material Intellectual Property owned or used by CDT or its Subsidiaries; (v) except as would not reasonably be likely to have a Material Adverse Effect on CDT, within the three (3) year period prior to the date hereof, the Intellectual Property owned by CDT or its Subsidiaries has not expired or been cancelled or abandoned and all maintenance and renewal fees necessary to preserve the rights of CDT in connection with such Intellectual Property have been paid in a manner so as to maintain those rights; (vi) CDT and each of its Subsidiaries have implemented commercially reasonable measures to maintain the confidentiality of the material Intellectual Property used in the business of CDT or its Subsidiaries as presently conducted; (vii) the Intellectual Property used in the business of CDT or its Subsidiaries as presently conducted is being used by CDT or its Subsidiaries in compliance with all applicable laws except where non-compliance would not reasonably be likely to have a Material Adverse Effect on CDT; and
(viii) all of the material Intellectual Property owned or used by CDT or its Subsidiaries shall be owned or available for use by CDT or its Subsidiaries immediately after the Closing on terms and conditions substantially identical to those under which CDT or its Subsidiaries owned or used such Intellectual Property immediately prior to the Closing.

         SECTION 3.13 State Takeover Statutes. In accordance with the requirements of Section 203 of the DGCL, CDT, in the CDT Charter, elected not to be governed by Section 203 of the DGCL. To the Knowledge of CDT, no state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

         SECTION 3.14 Real Estate.

         (a) Section 3.14(a) of the CDT Disclosure Schedule sets forth a true, correct and complete list of all real property owned in fee simple by CDT or any of its Subsidiaries (collectively, the "CDT Owned Real Property"). Except as set forth in Section 3.14(a) of the CDT Disclosure Schedule, with respect to each such parcel of CDT Owned Real Property: (1) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel other than CDT Leases (as defined in Section 3.14(b)); and (2) there are no outstanding rights of first refusal, rights of first offer or options to purchase such parcel or interest thereon.

         (b) All of the leases, subleases, licenses, concessions and other agreements pursuant to which CDT or any of its Subsidiaries holds a leasehold or subleasehold estate or other right to use or occupy any interest in real property and pays an annual rent in excess of $500,000 therefor (the "CDT Leases") and each leased or subleased parcel of real property in which CDT or any of its Subsidiaries is a tenant or subtenant and pays an annual rent in excess of $500,000 therefrom (collectively, the "CDT Leased Real Property") are listed in Section 3.14(b) of the CDT Disclosure Schedule. CDT (either directly or through a Subsidiary) holds a valid and existing leasehold or subleasehold interest, as applicable, in the CDT Leased Real Property under each of the CDT Leases. CDT has delivered or made available to Belden true, correct and complete copies of each of the CDT Leases, including, without limitation, all amendments, modifications, side agreements, consents, subordination agreements and guarantees. With respect to each CDT Lease: (1) the CDT Lease is legal, valid, binding, enforceable and in full force and effect; (2) neither CDT (or its applicable Subsidiary), nor, to the Knowledge of CDT, any other party to the CDT Lease, is in any material respect in breach or default under the CDT Lease, and no event has occurred that, with notice or lapse of time, would constitute a breach or default in any material respect by CDT (or such Subsidiary) or permit termination, modification or acceleration under the CDT Lease by any other party thereto; (3) CDT (or its applicable Subsidiary) has performed all of its obligations in all material respects under the CDT Lease; (4) CDT has not, and, to the Knowledge of CDT, no third party has, repudiated any provision of the CDT Lease; and (5) CDT has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the CDT Lease.

         (c) The CDT Owned Real Property and the CDT Leased Real Property are referred to collectively herein as the "CDT Real Property." The CDT Real Property comprise all of the real property used or intended to be used in, or otherwise related to, the business of CDT or any of its Subsidiaries. To the Knowledge of CDT, except as set forth in Section 3.14(c) of the CDT Disclosure Schedule, each parcel of CDT Real Property is in compliance in all material respects with all existing Laws, including, without limitation, (1) the Americans with Disabilities Act, 42 U.S.C. Section 12102 et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto, except where noncompliance would not reasonably be likely to have a Material Adverse Effect on CDT, and (2) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation. CDT and its Subsidiaries have received no notice of, and have no Knowledge of, any condition currently or previously existing on the CDT Real Property or any portion thereof that may give rise to any violation of, or require any remediation under, any existing Law applicable to the CDT Real Property if it were disclosed to the authorities having jurisdiction over such CDT Real Property other than those arising in the ordinary course of business, except where noncompliance would not reasonably be likely to result in a material cost to, or otherwise have a material and adverse effect upon, the business or operations of CDT and its Subsidiaries taken as a whole.

         (d) No damage or destruction has occurred with respect to any of the CDT Real Property that has had or resulted in, or is reasonably likely to have or result in, a Material Adverse Effect. All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof (the "Improvements"), included in the CDT Real Property are in all material respects in good condition and repair and sufficient for the operation of the business conducted thereon (ordinary wear and tear excepted).

         (e) Except as set forth in Section 3.14(e) of the CDT Disclosure Schedule, there is no condemnation, expropriation or other proceeding in eminent domain pending or, to CDT's Knowledge, threatened, affecting any material CDT Real Property or any portion thereof or interest therein.

         SECTION 3.15 Brokers. Except for fees payable to Credit Suisse First Boston LLC, no broker, investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CDT or Merger Sub.

         SECTION 3.16 Opinion of Financial Advisor. CDT has received the opinion of its financial advisor, Credit Suisse First Boston LLC, as of the date of this Agreement, to the effect that subject to the limitations set forth in the opinion, as of such date, the Exchange Ratio is fair, from a financial point of view, to CDT.

         SECTION 3.17 Ownership of Belden Common Stock. None of CDT, Merger Sub, their respective Subsidiaries, officers or directors or, to the Knowledge of CDT without independent investigation, any of their respective Affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of capital stock of Belden, or (ii) within the preceding thirty-six (36) months, beneficially owned directly or indirectly, or was party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of capital stock of Belden.

         SECTION 3.18 Material Contracts.

         (a) For purposes of this Agreement, "CDT Material Contract" shall mean:

                           (1) any "material contracts" (as such term is used in
                  Item 601(b)(10) of Regulation S-K of the SEC) with respect to CDT and its Subsidiaries;

                           (2) any Contract to which CDT or any of its
                  Subsidiaries is a party, which is material to CDT and its Subsidiaries, taken as a whole, and which contains any covenant limiting or restricting the right of CDT or any of its Subsidiaries, or that would, after the Effective Time, limit or restrict Belden or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries), from engaging or competing in any material line of business or in any geographic area or with any Person in any material line of business; or

                           (3) any Contract or group of Contracts with a Person
                  (or group of affiliated Persons) to which CDT or any of its Subsidiaries is a party, the termination or breach of which would reasonably be likely to have a Material Adverse Effect on CDT.

         (b) Schedule. All CDT Material Contracts as of the date hereof are listed in Section 3.18(b) of the CDT Disclosure Schedule, each of which has previously been provided to Belden.

         (c) No Breach. Except as set forth in Section 3.18(c) of the CDT Disclosure Schedule, all CDT Material Contracts are valid and in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), except to the extent that (A) they have previously expired in accordance with their terms or (B) the failure to be in full force and effect or enforceable would not reasonably be likely to be material to CDT. Neither CDT nor any of its Subsidiaries, nor, to CDT's Knowledge, any counterparty to any CDT Material Contract, has breached or violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any CDT Material Contract, except in each case for those breaches, violations and defaults which would not permit any other party to cancel or terminate such CDT Material Contract, and would not permit any other party to seek material damages or other remedies (for any or all of such breaches violations or defaults, in the aggregate).

         SECTION 3.19 Title to Assets. Except as disclosed in Section 3.19 of the CDT Disclosure Schedule or as a result of action expressly permitted or expressly consented to in writing by Belden pursuant to Section 5.1, CDT and each of its Subsidiaries have good and valid title to, or a valid leasehold or subleasehold interest in, all of their real and personal properties and assets reflected in the CDT Balance Sheet or acquired after October 31, 2003 (other than assets disposed of since October 31, 2003 in the ordinary course of business consistent with past practice, in each case free and clear of all material mortgages, title defects, liens, pledges, encumbrances and restrictions, except for (i) liens for Taxes accrued but not yet payable; (ii) liens arising as a matter of Law in the ordinary course of business with respect to obligations incurred after October 31, 2003, provided that the obligations secured by such liens are not delinquent; and (iii) with respect to each CDT Owned Real Property only, (x) zoning, building codes and other land use Applicable Laws regulating the use or occupancy of such CDT Owned Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such CDT Owned Real Property which are not violated by the current use or occupancy of such CDT Owned Real Property or the operation of the business of CDT and/or its Subsidiaries thereon, except for violations that would not reasonably be likely to result in a material cost to, or otherwise have a material and adverse effect upon, the business or operations of CDT and its Subsidiaries taken as a whole; and (y) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such CDT Owned Real Property which do not or would not materially impair the use or occupancy of such CDT Owned Real Property in the operation of the business of CDT and/or its Subsidiaries conducted thereon.

         SECTION 3.20 Insurance Policies. Section 3.20 of CDT Disclosure Schedule sets forth all of CDT's and its Subsidiaries' insurance policies, including third party policies under which

CDT claims coverage. CDT has furnished or made available to Belden complete and correct copies of each such policy. Subject to expiration in accordance with the policy terms, neither CDT nor any Subsidiary of CDT has received notice of any pending or threatened cancellation or otherwise with respect to any insurance policies in force naming CDT, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee, and each of CDT and such Subsidiaries is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by CDT or any Subsidiary of CDT as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by CDT or any Subsidiary.

         SECTION 3.21 Interested Party Transactions. Except as set forth in
Section 3.21 of CDT Disclosure Schedule, since the date of the CDT Balance Sheet, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57 or Item 404 of Regulation S-K of the SEC.

         SECTION 3.22 CDT Rights Agreement. CDT has taken all action, if any, so that the execution of this Agreement, the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the CDT Rights Agreement or enable, require or cause the CDT Rights to be exercised, distributed or triggered.

         SECTION 3.23 Value-Added Resellers, Distributors and Suppliers. CDT has, and has caused its Subsidiaries to, use commercially reasonable efforts to maintain good working relationships with all of their respective material customers, distributors, value-added resellers, dealers and suppliers. Since October 31, 2003, neither CDT nor any of its Subsidiaries has materially altered the conduct of its relations with value-added resellers, distributors or suppliers, including without limitation, sales terms and conditions, except in the ordinary course of business consistent with past practice. Section 3.23 of the CDT Disclosure Schedule sets forth a list of all material manufacturer representative, consulting and supplier relationships where the termination by CDT or its Subsidiaries would result in material payments or costs.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BELDEN

         Except as set forth in the disclosure schedule delivered by Belden to CDT prior to the execution and delivery by Belden of this Agreement (the "Belden Disclosure Schedule"), Belden represents and warrants to CDT as set forth below. Each exception set forth in the Belden Disclosure Schedule, and any other information included in the Belden Disclosure Schedule, is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of this Agreement and shall be deemed to be disclosed solely for purposes of such section or subsection, except to the extent that the relevance of a disclosure in one section or subsection of the Belden Disclosure Schedule to another section or subsection of the Belden Disclosure Schedule is reasonably apparent on its face. Inclusion of any information in the Belden Disclosure Schedule shall not be construed as an admission that such information is material to Belden or any of its Subsidiaries.

         SECTION 4.1 Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.

         (a) Organization, Standing and Corporate Power. Belden is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware it is incorporated or otherwise organized and has the requisite corporate power and authority to carry on its business as currently conducted. Each Subsidiary of Belden is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is incorporated or otherwise organized, and has the requisite corporate (or similar) power and authority to carry on its business as currently conducted, except where the failure to be so organized, existing or in good standing would not reasonably be likely to have a Material Adverse Effect on Belden. Each of Belden and its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be likely to have a Material Adverse Effect on Belden.

         (b) Charter Documents. Belden has delivered or made available to CDT prior to the execution of this Agreement complete and correct copies of (A) the Certificate of Incorporation of Belden (including any certificates of designation), as amended and currently in effect (the "Belden Charter"), and the by-laws of Belden, as amended and currently in effect (the "Belden By-Laws," and, together with the Belden Charter, the "Belden Organizational Documents"), and (B) the certificate of incorporation and by-laws or the like organizational documents, as amended and currently in effect (collectively, the "Belden Subsidiary Organizational Documents") of each Subsidiary of Belden, and each such instrument is in full force and effect. Belden is not in violation of the Belden Organizational Documents and no Subsidiary of Belden is in violation of its Belden Subsidiary Organizational Documents, except, for violations that are not material to Belden and its Subsidiaries taken as a whole.

         (c) Subsidiaries. Section 4.1(c) of the Belden Disclosure Schedule lists each Subsidiary of Belden and sets forth each such Subsidiary's capital structure. Except as set forth in Section 4.1(c) of the Belden Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Belden have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Belden, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

         SECTION 4.2 Capital Structure.

         (a) The authorized capital stock of Belden consists of 100,000,000 shares of Belden Common Stock and 25,000,000 shares of preferred stock, par value $0.01 per share ("Belden Preferred Stock"). At the close of business on December 31, 2003 (A) 25,656,313 shares of Belden Common Stock were issued and outstanding; (B) 547,290 shares of Belden Common Stock were held by Belden in its treasury; (C) no shares of Belden Preferred Stock were issued and outstanding; (D) an aggregate of 1,295,869 shares of Belden Common Stock were reserved for issuance pursuant to the Belden Purchase Plans; (E) an aggregate of 3,561,416 shares of Belden Common Stock were reserved for issuance pursuant to the Belden's 2003 Long-Term Incentive Plan, Non Employee Director Stock Plan and 1993 Long-Term Incentive Plan (such plans, as amended to date, are collectively referred to herein as the "Belden Stock Plans"), complete and correct copies of which, in each case as amended, have been filed as exhibits to the Belden SEC Documents (as defined in Section 4.4(a)) prior to the date of this Agreement or delivered to CDT; (F) 1,000,000 shares of Belden Preferred Stock were designated as Series A Junior Participating Preferred Stock, par value $0.01 per share, and were reserved for issuance upon the exercise of preferred stock purchase rights (the "Belden Rights") issued pursuant to the Rights Agreement dated July 6, 1995 between Belden and Mellon Investor Services LLP (as successor in interest to First Chicago Trust Company of New York), as Rights Agent (the "Belden Rights Agreement"); and (G) one Belden Right was outstanding for each outstanding share of Belden Common Stock. All the outstanding shares of capital stock of, or other equity interests in, Belden have been validly issued and are fully paid and nonassessable. Except as set forth in this Section 4.2 or Section 4.2(a) of the Belden Disclosure Schedule, there are no other equity securities of Belden or securities exchangeable or convertible into or exercisable for such equity securities issued or outstanding.

         (b) As of the close of business on December 31, 2003, 2,785,416 shares of Belden Common Stock were subject to issuance pursuant to outstanding Belden Options under the Belden Stock Plans and 174,470 shares were subject to issuance pursuant to the Belden Purchase Plans. All shares of Belden Common Stock subject to issuance under the Belden Stock Plans and the Belden Purchase Plans, upon issuance upon the terms and subject to the conditions set forth in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as contemplated by this Agreement or as set forth in Section 4.2(b) of the Belden Disclosure Schedule, there are no commitments or agreements of any character to which Belden is bound obligating Belden to accelerate the vesting of any Belden Option as a result of the Merger. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Belden.

         (c) No Voting Debt of Belden is issued or outstanding.

         (d) Except as otherwise set forth in this Section 4.2 or in Section 4.2(d) of the Belden Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Belden or any of its Subsidiaries is a party or by which any of them is bound obligating Belden or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of Belden or any of its Subsidiaries, or obligating Belden or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of Belden Common Stock, all outstanding Belden Options, and all outstanding shares of capital stock of each Subsidiary of Belden have been issued and granted (as applicable) in compliance in all material respects with (A) all applicable securities laws and all other Applicable Law and (B) all requirements set forth in applicable material Contracts.

         (e) Since December 31, 2003 and through the date hereof, except (A) as set forth in Section 4.2(e) of the Belden Disclosure Schedule, or (B) issuances of Belden Common Stock pursuant to (i) the exercise of Belden Options granted outstanding as of December 31, 2003 or (2) the Belden Purchase Plans authorized as of December 31, 2003, there has been no change in (x) the outstanding capital stock of Belden,
(y) the number of Belden Options outstanding, or (z) the number of other options, warrants or other rights to purchase Belden capital stock.

         (f) Except as set forth in Section 4.2(f) of the Belden Disclosure Schedule, neither Belden nor any Subsidiary of Belden is a party to any agreement, arrangement or understanding restricting the purchase or transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to, any capital stock of Belden or any of its Subsidiaries or any securities of the type referred to in Section 4.2(d) hereof.

         (g) Except as set forth in Section 4.2(g) of the Belden Disclosure Schedule, other than its Subsidiaries, Belden does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for highly liquid investments with an original maturity of three months or less at the date of purchase, made in the ordinary course of business consistent with past practice.

         SECTION 4.3 Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and Consents.

         (a) Authority. Subject to obtaining the Belden Stockholder Approval, Belden has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Belden, and the consummation by Belden of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Belden, and no other corporate proceedings on the part of Belden and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than with respect to approval of this Agreement and the Merger, the Belden Stockholder Approval. This Agreement has been duly executed and delivered by Belden. Assuming the due authorization, execution and delivery of this Agreement by CDT and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of Belden enforceable against Belden in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         (b) Board Approval. The Board of Directors of Belden has (A) determined that this Agreement and the Merger are advisable and fair to and in the best interest of Belden and its stockholders, (B) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, which adoption has not been rescinded or modified, (C) resolved (subject to Section 5.2(d)) to recommend this Agreement and the Merger to its stockholders for approval, (D) directed that this Agreement and the Merger be submitted to its stockholders for consideration in accordance with this Agreement; and (E) approved termination of the Belden Rights upon the Effective Time.

         (c) Voting Requirements. The affirmative vote in favor of approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Belden Common Stock entitled to vote thereon (the "Belden Stockholder Approval") at a duly convened and held Belden Stockholders' Meeting (as defined in Section 6.1(b)) is the only vote of the holders of any class or series of Belden's capital stock necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

         (d) No Conflict. Except as set forth in Section 4.3(d) of the Belden Disclosure Schedule, the execution and delivery of this Agreement by Belden does not, and the consummation by Belden of the transactions contemplated hereby and compliance by Belden with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to any right of termination or other right, or the cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Belden or any of its Subsidiaries or any restriction on the conduct of Belden's business or operations under, (A) the Belden Organizational Documents or the Belden Subsidiary Organizational Documents, (B) any Contract, permit, concession, franchise, license or authorization applicable to Belden or any of its Subsidiaries or their respective properties or assets, (C) any material judgment, order or decree, or (D) subject to the governmental filings and other matters referred to in Section 4.3(e), any statute, law, ordinance, rule or regulation applicable to Belden or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (B), any such conflicts, violations, defaults, rights, losses, restrictions or Liens, or failure to obtain consents, waivers or approvals, which would not reasonably be likely to have a Material Adverse Effect on Belden.

         (e) Required Filings or Consents. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required to be made or obtained by or with respect to Belden or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Belden or the consummation by Belden of the transactions contemplated hereby, except for:

                  (A) the filing of a pre-merger notification and report form by Belden under the HSR Act, and any applicable filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction;

                  (B) the filing with the SEC of:

                           (1) a proxy statement relating to the Belden
                  Stockholders' Meeting to be included in the Joint Proxy Statement;

                           (2) such reports under Section 13(a), 13(d), 15(d) or
                  16(a) of the Exchange Act and communications under Rule 425 under the Securities Act, in each case, as may be required in connection with this Agreement and the transactions contemplated hereby;

                  (C) the filing of the Certificate of Merger with the Secretary of State and appropriate documents with the relevant authorities of other states in which Belden is qualified to do business;

                  (D) filings required by state securities laws or other "blue sky" laws; and

                  (E) other consents, approvals, orders or authorizations, the failure of which to be made or obtained would not reasonably be likely to have a Material Adverse Effect on Belden.

         SECTION 4.4 SEC Documents; Financial Statements. Except as set forth in
Section 4.4 of the Belden Disclosure Schedule:

         (a) Belden has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be so filed by Belden since January 1, 2000 (excluding the Joint Proxy Statement, the "Belden SEC Documents"). As of their respective dates, the Belden SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Belden SEC Documents, and none of the Belden SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Belden SEC Document filed with the SEC prior to the date hereof.

         (b) The chief executive officer and chief financial officer of Belden have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in all such certifications were complete and correct in all material respects as of the date made. Neither Belden nor any of its officers has received notice from the SEC or the NYSE questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. Belden is, and through the Closing Date will be, otherwise in material compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the New York Stock Exchange.

         (c) The financial statements of Belden included in the Belden SEC Documents, including each Belden SEC Document filed after the date hereof until the Effective Time, complied, as of their respective dates of filing with the SEC, in all material respects with accounting requirements and the published rules and regulations of the SEC applicable with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q or 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Belden and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material).

         (d) Except as reflected or reserved against in the balance sheet of Belden dated September 30, 2003 included in the Form 10-Q filed by Belden with the SEC on November 14, 2003 (including the notes thereto, the "Belden Balance Sheet"), neither Belden nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are required by GAAP to be set forth on a consolidated balance sheet of Belden and its consolidated Subsidiaries or in the notes thereto, other than (A) liabilities and obligations incurred since September 30, 2003 in the ordinary course of business which would not reasonably be likely to have a Material Adverse Effect on Belden and (B) liabilities and obligations incurred in connection with this Agreement or the transactions contemplated hereby. The inventory reflected on the Belden Balance Sheet reflects the value of that inventory at the lower of (x) the cost of that inventory or (y) the fair market value of that inventory, and reflects write-offs and write-downs for damaged or obsolete items, or items of below standard quality, in accordance with the historical inventory policies and practices of Belden and GAAP.

         (e) Neither Belden nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any contract, agreement, arrangement or understanding (including without limitation any contract or arrangement relating to any transaction or relationship between or among Belden and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including without limitation any structured finance, special purpose or limited purpose entity or Person, on the other hand), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Belden or any of its Subsidiaries in Belden's or its Subsidiaries' published financial statements.

         SECTION 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of Belden for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Belden's stockholders or at the time of the Belden Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Belden with respect to information or statements with respect to CDT or its Subsidiaries made or incorporated by reference therein supplied by or on behalf of CDT for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4.

         SECTION 4.6 Absence of Certain Changes or Events.

         (a) Since June 30, 2003 through the date hereof, except as and to the extent (i) disclosed in Belden's quarterly report for the fiscal quarter dated June 30, 2003 and filed on Form 10-Q with the SEC, (ii) set forth in Section 4.6(a) of the Belden Disclosure Schedule, or (iii) expressly contemplated by this Agreement:

                  (A) Belden and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice;

                  (B) there has not been any split, combination or reclassification of any of Belden's capital stock or any declaration, setting aside or payment of any




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

         dividend on, or other distribution (whether in cash, stock or property) in respect of, in lieu of, or in substitution for, shares of Belden's capital stock (other than Belden Dividends);

                  (C) except as required by a change in GAAP, there has not been any material change in accounting methods, principles or practices by Belden; and

                  (D) there has not been any action taken by Belden or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of
         Section 5.1(b), other than actions in connection with entering into this Agreement.

         (b) Since June 30, 2003 through the date hereof, there have not been any changes, circumstances or events that have had, or would reasonably be likely to have, a Material Adverse Effect on Belden.

         SECTION 4.7 Compliance with Applicable Laws; Permits; Litigation.

         (a) Belden, its Subsidiaries and employees hold all permits, licenses, easements, variances, exemptions, orders, consents, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Belden and its Subsidiaries in the manner described in the Belden SEC Documents filed prior to the date hereof and as they are being conducted as of the date hereof (the "Belden Permits"), and all Belden Permits are in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any such Belden Permit would not reasonably be likely to have a Material Adverse Effect on Belden. Belden and its Subsidiaries are in compliance with the terms of the Belden Permits and all Applicable Laws relating to Belden and its Subsidiaries or their respective business or properties, except where the failure to be in compliance with the terms of the Belden Permits or such Applicable Laws would not reasonably be likely to have a Material Adverse Effect on Belden.

         (b) As of the date hereof, except as and to the extent disclosed in the Belden SEC Documents filed prior to the date of this Agreement or as set forth in Section 4.7(b) of the Belden Disclosure Schedule, no action, demand, suit, proceeding, requirement or investigation by any Governmental Entity and no suit, action, mediation, arbitration or proceeding by any Person, against or affecting Belden or any of its Subsidiaries or any of their respective properties, including Intellectual Property, is pending or, to the Knowledge of Belden, threatened which, individually or in the aggregate, has been, or is reasonably likely to be, material to Belden.

         (c) As of the date hereof, neither Belden nor any of its Subsidiaries is subject to any material outstanding order, injunction or decree.

         SECTION 4.8 Labor and Other Employment Matters.

         (a) Except (i) as set forth in Section 4.8(a) of the Belden Disclosure Schedule or (ii) as would not reasonably be likely to have a Material Adverse Effect on Belden, (A) no work stoppage, slowdown, lockout, labor strike, material arbitrations or other labor disputes against Belden or any of its Subsidiaries are pending or, to the Knowledge of Belden, threatened, (B) no unfair labor practice charges, grievances or complaints are pending or, to the Knowledge of Belden, threatened against Belden or any of its Subsidiaries, (C) neither Belden nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees, (D) Belden and each of its Subsidiaries are in compliance with all Applicable Laws respecting labor and employment, including, but not limited to, terms and conditions of employment, workers' compensation, occupational safety and health requirements, plant closings, wages and hours, employment discrimination, disability rights or benefits, equal opportunity, affirmative action, labor relations, employee leave issues and unemployment insurance and related matters, (E) there are no complaints, charges or claims against Belden or any of its Subsidiaries pending with or, to the Knowledge of Belden, threatened by any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment of any employees by Belden and or any of its Subsidiaries, other than those occurring in the ordinary course of business, such as claims for workers' compensation or unemployment benefits, (F) Belden and each of its Subsidiaries have withheld all amounts required by Applicable Law to be withheld from the wages, salaries, benefits and other compensation to employees; and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing and (G) neither Belden nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice).

         (b) As of the date hereof, except as set forth in Section 4.8(b) of the Belden Disclosure Schedule:

                  (A) neither Belden nor any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement or any other agreement with a labor union or labor organization, nor is any such agreement presently being negotiated;

                  (B) no labor organization or group of employees of Belden or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Belden, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and

                  (C) to the Knowledge of Belden, no labor union is seeking to organize any employees of Belden or any of its Subsidiaries.

         SECTION 4.9 Benefit Plans.

         (a) With respect to each Benefit Plan with or for the benefit of any current or former employee, officer or director of Belden or any of its Subsidiaries or any Belden ERISA Affiliate (as defined in Section 4.9(e)) (the "Belden Benefit Plans"), no event has occurred and there exists no condition or set of circumstances, that would reasonably be likely to have a Material Adverse

Effect on Belden under ERISA, the Code or any other Applicable Law. Section 4.9(a) of the Belden Disclosure Schedule lists each material Belden Benefit Plan.

         (b) Each Belden Benefit Plan has been maintained, funded, administered and operated in all material respects in accordance with its terms, with the applicable provisions of ERISA, the Code and other Applicable Law and the terms of all applicable collective bargaining agreements, except as would not reasonably be likely to have a Material Adverse Effect on Belden, each Belden Benefit Plan, including any material amendments thereto, that is capable of Approval has received such Approval (or there remains a period of time in which to obtain such Approval retroactive to the date of any material amendment that has not previously received such Approval) and no event has occurred that would reasonably be likely to result in the revocation of such Approval or the imposition of sanctions by such authorities that would reasonably be likely to be material to Belden and its Subsidiaries taken as a whole.

         (c) Neither Belden nor any of its Subsidiaries has entered into any agreement, arrangement or understanding, whether written or oral, with any trade union, works council or other employee representative body or any material number or category of its employees that would prevent or materially restrict or impede the implementation of any lay-off, redundancy, severance or similar program within its or their respective workforces.

         (d) There are no unresolved claims or disputes under the terms of, or in connection with, any Belden Benefit Plan (other than routine claims for benefits), and no action, legal or otherwise, has been commenced or, to the Knowledge of Belden, threatened with respect to any claim or otherwise in connection with a Belden Benefit Plan that, in each case, if determined in a manner adverse to Belden or its Subsidiaries would reasonably be likely to result in a material cost to, or otherwise have a material and adverse effect upon, the business or operations of Belden and its Subsidiaries taken as a whole.

         (e) Except as set forth in Section 4.9(e) of the Belden Disclosure Schedule, the aggregate value of the assets, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary, of each Funded Retirement Plan of Belden or its Subsidiaries or any Belden ERISA Affiliate is equal to or greater than the aggregate value of such Funded Retirement Plan's liabilities assessed on an ongoing basis and calculated in accordance with the actuarial methods and assumptions used in such valuation pursuant to such Funded Retirement Plan and Applicable Law. Except as set forth in Section 4.9(e) of the Belden Disclosure Schedule, no Funded Retirement Plan or any trust created thereunder has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last date of the most recent fiscal year of each Funded Retirement Plan ended prior to the Effective Time. None of Belden or any of its Subsidiaries or any other person or entity under common control within the meaning of Section 414 of the Code with Belden or any of its Subsidiaries (a "Belden ERISA Affiliate") has incurred any liability under Title IV of ERISA or to any other governmental entity under Applicable Laws (other than for payment of premiums not yet due to the PBGC), which liability has not been fully paid. No Funded Retirement Plan of Belden, any of its Subsidiaries or any Belden ERISA Affiliate has been completely or partially terminated or been the subject of a "reportable event" as defined in
Section 4043 of ERISA. No proceeding by the PBGC to terminate a Belden Benefit Plan has been instituted or, to the Knowledge of Belden, threatened.

         (f) At no time has Belden or any of its Subsidiaries or any Belden ERISA Affiliate participated in and/or been obligated to contribute to any Benefit Plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         (g) Except as set forth in Section 4.9(g) of the Belden Disclosure Schedule, no Belden Benefit Plan provides health benefits (whether or not insured), with respect to employees or former employees of Belden or any of its Subsidiaries after retirement or other termination of service (other than coverage mandated by Applicable Law or benefits, the full cost of which is borne by the employee or former employee).

         (h) Except as set forth in Section 4.9(h) of the Belden Disclosure Schedule, neither the negotiation and execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Belden Benefit Plan that will or is reasonably likely to result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or former employee of Belden or any of its Subsidiaries. Except as set forth in Section 4.9(h) of the Belden Disclosure Schedule, there is no contract, agreement, plan or arrangement with an employee or former employee of Belden or any of its Subsidiaries to which Belden or any of its Subsidiaries is a party as of the date of this Agreement, that, individually or collectively and as a result of the transaction contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events) or otherwise, would reasonably be likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code. Belden has received a definitive acknowledgement from C. Baker Cunningham that the transactions contemplated by this Agreement, including, without limitation, those contemplated by Section 6.13, do not and shall not be deemed to constitute "Good Reason" under the Change of Control Employment Agreement, dated as of July 31, 2001, by and between Belden and C. Baker Cunningham.

         (i) There have been no non-exempt "prohibited transactions" as defined in Section 406 of ERISA or Section 4975 of the Code with respect to any Belden Benefit Plan that would reasonably be likely to result in penalties that are material to Belden; no fiduciary, as defined in Section 3(21) of ERISA, has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of assets of any Belden Benefit Plan; and Belden, its Subsidiaries and each Belden ERISA Affiliate have complied in all material respects with the requirements of COBRA.

         SECTION 4.10 Taxes.

         (a) Except as set forth in Section 4.10(a) of the Belden Disclosure Schedule, each of Belden and its Subsidiaries, including any predecessors thereof, has (A) duly and timely filed (or there have been filed on its behalf) all material Tax Returns required to be filed by or on behalf of it (taking into account all applicable extensions) with the appropriate Tax Authority and all such Tax Returns are true, correct and complete, (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all material Taxes owed by Belden and its Subsidiaries for all periods ending through the date hereof, and (C) complied in all material respects with all material Applicable Laws relating to the payment and withholding of Taxes.

         (b) Except as set forth in Section 4.10(b) of the Belden Disclosure Schedule, there are no material Liens for Taxes (other than Taxes not yet due and payable) upon any property or assets of Belden or any of its Subsidiaries.

         (c) Except as set forth in Section 4.10(c) of the Belden Disclosure Schedule, the unpaid Taxes of Belden and its Subsidiaries (A) did not, as of the most recent financial statements contained in the Belden SEC Documents filed prior to the date of this Agreement, materially exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such financial statements (rather than in any notes thereto), and (B) do not materially exceed that reserve as adjusted for the passage of time since the date of such financial statements in accordance with the past custom and practice of Belden and its Subsidiaries in filing their Tax Returns.

         (d) Except as set forth in Section 4.10(d) of the Belden Disclosure Schedule, to Belden's Knowledge, no Tax Authority has raised any material issue in connection with any Audit of Belden and its Subsidiaries. Neither Belden nor any of its Subsidiaries has received notice of any material claim made by a governmental authority in a jurisdiction where Belden or any of its Subsidiaries, as applicable, does not file a Tax Return, that Belden or such Subsidiary is or may be subject to taxation by that jurisdiction.

         (e) Except as set forth in Section 4.10(e) of the Belden Disclosure Schedule, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against Belden or any of its Subsidiaries.

         (f) Neither Belden nor any of its Subsidiaries (A) is a party to any agreement providing for the allocation or sharing of Taxes imposed on or with respect to any individual or other Person, except as set forth on Section 4.10(f) of the Belden Disclosure Schedule, (B) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated income Tax Return (other than the group the common parent of which is Belden) or (C) has any liability for the Taxes of any Person (other than Belden or any member of the group the common parent of which is Belden) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

         (g) Neither Belden nor any of its Subsidiaries has: (A) agreed to make or is required to make any material adjustment under Section 481(a) of the Code;
(B) constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or (II) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Merger; or (C) taken any action, or failed to take any action, or knows of any fact, agreement, plan or other circumstance, that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         (h) Except as set forth in Section 4.10(h) of the Belden Disclosure Schedule, none of the Belden's Subsidiaries that are not incorporated under the laws of the United States or a state thereof (A) is, or at any time has been, engaged in the conduct of a trade or business within the United States within the meaning of Section 864(b) or Section 882(a) of the Code, or treated as or considered to be so engaged under Section 882(d) or Section 897 of the Code or otherwise; (B) is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code; (C) is treated other than as a corporation for United States federal tax purposes; or (D) has, or at any time has had, an investment in "United States property" within the meaning of Section 956(b) of the Code.

         (i) Neither Belden nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         SECTION 4.11 Environmental Matters.

         (a) Except as would not reasonably be likely to have a Material Adverse Effect on Belden, (i) the operations of Belden and its Subsidiaries have since January 1, 2000, been in compliance and are in compliance with all applicable Environmental Laws, including possession and compliance with the terms of all licenses, permits and other authorizations required by Environmental Laws, (ii) there are no pending or threatened suits, actions, investigations or proceedings under or pursuant to Environmental Laws against Belden or its Subsidiaries or involving any real property currently or, to the Knowledge of Belden, formerly owned, operated or leased by Belden or its Subsidiaries, (iii) Belden and its Subsidiaries are not subject to and have received no written allegations of any Environmental Liabilities and no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or formerly owned, operated or leased by Belden or its Subsidiaries or operations thereon has resulted in or would reasonably be expected to result in Environmental Liabilities, and (iv) all real property currently or formerly owned, leased or operated by Belden or its Subsidiaries is free of contamination from Hazardous Materials that would have an adverse effect on human health or the environment or give rise to Environmental Liabilities.

         (b) Except as set forth in Section 4.11 of the Belden Disclosure Schedule or as would not be likely to be material to CDT and its Subsidiaries, there are no material pending or threatened suits, actions, claims, investigations or proceedings against Belden or any of its Subsidiaries with respect to the presence or alleged presence of any Hazardous Materials in any product manufactured, sold, marketed, installed or distributed by Belden or any of its Subsidiaries.

         SECTION 4.12 Intellectual Property. All material Intellectual Property (excluding trade secrets, confidential information and unregistered trademarks) owned or licensed by Belden are set forth in Section 4.12(a) of the Belden Disclosure Schedule. Except as set forth in Section 4.12(a) of the Belden Disclosure Schedule,(i) Belden and each of its Subsidiaries owns or has a legally enforceable right to use (in each case, free and clear of any material Liens) all material

Intellectual Property used in or necessary for the conduct of its business as currently conducted, including without limitation all patents and patent applications and all trademark registrations and trademark applications; (ii) to the Knowledge of Belden, the conduct of the business of Belden and its Subsidiaries as currently conducted does not infringe on or misappropriate the material Intellectual Property rights of any Person, and Belden and its Subsidiaries are not in breach of any applicable grant, license, agreement, instrument or other arrangement pursuant to which Belden or any Affiliate acquired the right to use such Intellectual Property, except in each case as would not reasonably be likely to have a Material Adverse Effect on Belden;
(iii) to the Knowledge of Belden, no Person is misappropriating, infringing, diluting or otherwise violating any right of Belden or any of its Subsidiaries with respect to any material Intellectual Property owned or used by Belden or its Subsidiaries; (iv) within the three (3) year period prior to the date hereof, neither Belden nor any of its Subsidiaries has received written notice of any pending or threatened material claim, order or proceeding with respect to the ownership, validity, enforcement, infringement, misappropriation or maintenance of any material Intellectual Property owned or used by Belden or its Subsidiaries; (v) except as would not reasonably be likely to have a Material Adverse Effect on Belden, within the three (3) year period prior to the date hereof, the Intellectual Property owned by Belden or its Subsidiaries has not expired or been cancelled or abandoned and all maintenance and renewal fees necessary to preserve the rights of Belden in connection with such Intellectual Property have been paid in a manner so as to maintain those rights; (vi) Belden and each of its Subsidiaries have implemented commercially reasonable measures to maintain the confidentiality of material Intellectual Property used in the business of Belden or its Subsidiaries as presently conducted; (vii) the Intellectual Property used in the business of Belden or its Subsidiaries as presently conducted is being used by Belden or its Subsidiaries in compliance with all applicable laws, except where non-compliance would not reasonably be expected to have a Material Adverse Effect on Belden; and (viii) all of the material Intellectual Property owned or used by Belden or its Subsidiaries shall be owned or available for use by Belden or its Subsidiaries immediately after the Closing on terms and conditions substantially identical to those under which Belden or its Subsidiaries owned or used such Intellectual Property immediately prior to the Closing.

         SECTION 4.13 State Takeover Statutes. The Board of Directors of Belden has adopted a resolution or resolutions approving this Agreement, the Merger and the other transactions contemplated hereby, and, assuming the accuracy of CDT's representation and warranty contained in Section 3.17 (without giving effect to the Knowledge qualification contained therein), such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Board of Directors of Belden under the provisions of Section 203 of the DGCL such that Section 203 does not apply to this Agreement and the other transactions contemplated hereby. To the Knowledge of Belden, no state takeover statute other than Section 203 of the DGCL (which has been rendered inapplicable) is applicable to the Merger or the other transactions contemplated hereby.

         SECTION 4.14 Real Estate.

         (a) Section 4.14(a) of the Belden Disclosure Schedule sets forth a true, correct and complete list of all real property owned in fee simple by Belden or any of its Subsidiaries (collectively, the "Belden Owned Real Property"). Except as set forth in Section 4.14(a) of the Belden Disclosure Schedule, with respect to each such parcel of Belden Owned Real Property:

(1) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel other than the Belden Leases (as defined in Section 4.14(b)); and (2) there are no outstanding rights of first refusal, rights of first offer or options to purchase such parcel or interest thereon.

         (b) All of the leases, subleases, licenses, concessions and other agreements pursuant to which the Belden or any of its Subsidiaries holds a leasehold or subleasehold estate or other right to use or occupy any interest in real property and pays an annual rent in excess of $500,000 therefor (the "Belden Leases") and each leased or subleased parcel of real property in which Belden or any of its Subsidiaries is a tenant or subtenant and pays an annual rent in excess of $500,000 therefrom (collectively, the "Belden Leased Real Property") are listed in Section 4.14(b) of the Belden Disclosure Schedule. Belden (either directly or through a Subsidiary) holds a valid and existing leasehold or subleasehold interest, as applicable, in the Belden Leased Real Property under each of the Belden Leases. Belden has delivered or made available to CDT true, correct and complete copies of each of the Belden Leases, including, without limitation, all amendments, modifications, side agreements, consents, subordination agreements and guarantees. With respect to each Belden
Lease: (1) the Belden Lease is legal, valid, binding, enforceable and in full force and effect; (2) neither the Belden (or its applicable Subsidiary), nor, to the Knowledge of the Belden, any other party to the Belden Lease, is in any material respect in breach or default under the Belden Lease, and no event has occurred that, with notice or lapse of time, would constitute a breach or default in any material respect by the Belden (or such Subsidiary) or permit termination, modification or acceleration under the Belden Lease by any other party thereto; (3) the Belden (or its applicable Subsidiary) has performed all of its obligations in all material respects under the Belden Lease; (4) the Belden has not, and, to the Knowledge of the Belden, no third party has, repudiated any provision of the Belden Lease; and (5) the Belden has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Belden Lease.

         (c) The Belden Owned Real Property and the Belden Leased Real Property are referred to collectively herein as the "Belden Real Property." The Belden Real Property comprise all of the real property used or intended to be used in, or otherwise related to, the business of Belden or any of its Subsidiaries. To the Knowledge of Belden, except as set forth in Section 4.14(c) of the Belden Disclosure Schedule, each parcel of Belden Real Property is in compliance in all material respects with all existing Laws, including, without limitation, (1) the Americans with Disabilities Act, 42 U.S.C. Section 12102 et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto, except where noncompliance would not reasonably be likely to have a Material Adverse Effect on Belden, and (2) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation. Belden and its Subsidiaries have received no notice of, and have no Knowledge of, any condition currently or previously existing on the Belden Real Property or any portion thereof that may give rise to any violation of, or require any remediation under, any existing Law applicable to the Belden Real Property if it were disclosed to the authorities having jurisdiction over such Belden Real Property other than those arising in the ordinary course of business, except where noncompliance would not reasonably be likely to result in a material cost to, or otherwise have a material and adverse effect upon, the business or operations of Belden and its Subsidiaries taken as a whole.

         (d) No damage or destruction has occurred with respect to any of the Belden Real Property that has had or resulted in, or is reasonably likely to have or result in, a Belden Material Adverse Effect. All Improvements included in the Belden Real Property are in all materials respects in good condition and repair and sufficient for the operation of the business conducted thereon (ordinary wear and tear excepted).

         (e) Except as set forth in Section 4.14(e) of the Belden Disclosure Schedule, there is no condemnation, expropriation or other proceeding in eminent domain pending or, to Belden's Knowledge, threatened, affecting any material Belden Real Property or any portion thereof or interest therein.

         SECTION 4.15 Brokers. Except for fees payable to UBS Securities LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Belden.

         SECTION 4.16 Opinion of Financial Advisor. Belden has received the opinion of its financial advisor, UBS Securities LLC, as of the date of this Agreement, to the effect that subject to the limitations set forth in the opinion, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Belden Common Stock.

         SECTION 4.17 Ownership of CDT Common Stock. None of Belden, its Subsidiaries, officers or directors or, to the Knowledge of Belden without independent investigation, any of their respective Affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of capital stock of CDT, or
(ii) within the preceding thirty-six (36) months, beneficially owned directly or indirectly, or was party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of capital stock of CDT.

         SECTION 4.18 Material Contracts.

         (a) For purposes of this Agreement, "Belden Material Contract" shall mean:

                  (1) any "material contracts" (as such term is used in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Belden and its Subsidiaries;

                  (2) any Contract to which Belden or any of its Subsidiaries is a party, which is material to Belden and its Subsidiaries, taken as a whole, and which contains any covenant limiting or restricting the right of Belden or any of its Subsidiaries, or that would, after the Effective Time, limit or restrict Belden or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries), from engaging or competing in any material line of business or in any geographic area or with any Person in any material line of business; or

                  (3) any Contract or group of Contracts with a Person (or group of affiliated Persons) to which Belden or any of its Subsidiaries is a party, the termination or breach of which would reasonably be likely to have a Material Adverse Effect on Belden.

         (b) Schedule. All Belden Material Contracts as of the date hereof are listed in Section 4.18(b) of the Belden Disclosure Schedule, each of which has previously been provided to CDT.

         (c) No Breach. All Belden Material Contracts are valid and in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), except to the extent that (A) they have previously expired in accordance with their terms or (B) the failure to be in full force and effect or enforceable would not reasonably be likely to be material to Belden. Neither Belden nor any of its Subsidiaries, nor, to Belden's Knowledge, any counterparty to any Belden Material Contract, has breached or violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Belden Material Contract, except in each case for those breaches, violations and defaults which would not permit any other party to cancel or terminate such Belden Material Contract, and would not permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

         SECTION 4.19 Title to Assets. Except as disclosed in Section 4.19 of the Belden Disclosure Schedule or as a result of action expressly permitted or expressly consented to in writing by CDT pursuant to Section 5.1, Belden and each of its Subsidiaries have good and valid title to, or a valid leasehold or subleasehold interest in, all of their real and personal properties and assets reflected in the Belden September 30, 2003 Balance Sheet or acquired after September 30, 2003 (other than assets disposed of since September 30, 2003 in the ordinary course of business consistent with past practice, in each case free and clear of all material mortgages, title defects, liens, pledges, encumbrances and restrictions, except for (i) liens for Taxes accrued but not yet payable;
(ii) liens arising as a matter of Law in the ordinary course of business with respect to obligations incurred after September 30, 2003, provided that the obligations secured by such liens are not delinquent; and (iii) with respect to each Belden Owned Real Property only, (x) zoning, building codes and other land use Applicable Laws regulating the use or occupancy of such Belden Owned Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such Belden Owned Real Property which are not violated by the current use or occupancy of such Belden Owned Real Property or the operation of the business of Belden and/or its Subsidiaries thereon, except for violations that would not reasonably be likely to result in a material cost to, or otherwise have a material and adverse effect upon, the business or operations of Belden and its Subsidiaries taken as a whole; and (y) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such Belden Owned Real Property which do not or would not materially impair the use or occupancy of such Belden Owned Real Property in the operation of the business of Belden and/or its Subsidiaries conducted thereon.

         SECTION 4.20 Insurance Policies. Section 4.20 of the Belden Disclosure Schedule sets forth all of Belden's and its Subsidiaries' insurance policies, including third party policies under which Belden claims coverage. Belden has furnished or made available to CDT complete and correct copies of each such policy. Subject to expiration in accordance with the policy terms, neither Belden nor any Subsidiary of Belden has received notice of any pending or threatened cancellation (retroactive or otherwise) with respect to any of the insurance policies in force naming Belden, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee, and each of Belden and such Subsidiaries is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by Belden or any Subsidiary of Belden as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by Belden or any Subsidiary.

         SECTION 4.21 Interested Party Transactions. Except as set forth in
Section 4.21 of the Belden Disclosure Schedule, since the date of the Belden Balance Sheet, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57 or Item 404 of Regulation S-K of the SEC.

         SECTION 4.22 Belden Rights Agreement. Belden has taken all action so that the execution of this Agreement and the consummation of the Merger and other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Belden Rights Agreement or enable, require or cause the Belden Rights to be exercised, distributed or triggered. The Board of Directors of Belden has approved an amendment to the Belden Rights Agreement to provide that the Belden Rights will terminate upon the Effective Time.

         SECTION 4.23 Value-Added Resellers, Distributors and Suppliers. Belden has, and has caused its Subsidiaries to, use commercially reasonable efforts to maintain good working relationships with all of their respective material customers, distributors, value-added resellers, dealers and suppliers. Since September 30, 2003, neither Belden nor any of its Subsidiaries has materially altered the conduct of its relations with value-added resellers, distributors or suppliers, including without limitation, sales terms and conditions, except in the ordinary course of business consistent with past practice. Section 4.23 of the Belden Disclosure Schedule sets forth a list of all material manufacturer representative, consulting and supplier relationships where the termination by Belden or its Subsidiaries would result in material payments or costs.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 5.1 Conduct of Business.

         (a) Ordinary Course. Except as otherwise expressly required by, or provided for, in this Agreement, or as consented to by the other party in writing, during the period from the date of this Agreement to the Effective Time, each of CDT and Belden shall, and shall cause each of their respective Subsidiaries to, carry on its business in the ordinary course of such party consistent with past practice, maintain its existence in good standing under Applicable Law and use all commercially reasonable efforts to (i) preserve intact its current business organization, (ii) keep available the services of its current officers and key employees and (iii) preserve its relationships with its customers, suppliers and other persons with which it has significant business relations.

         (b) Required Consent. Without limiting the generality of Section 5.1(a), except as otherwise expressly required by, or provided for in, this Agreement, or as set forth in Section 5.1(b) of the CDT Disclosure Schedule or
Section 5.1(b) of the Belden Disclosure Schedule (as the case may be), without the prior consent of the other party hereto, during the period from the date of this Agreement to the Effective Time, neither CDT nor Belden shall do any of the following, and shall not permit any of their respective Subsidiaries to do any of the following:

                  (i) other than dividends and distributions (x) by a direct or indirect wholly owned Subsidiary of a party hereto to its parent, (y) by a Subsidiary of a party hereto that is partially owned by such party or any of its Subsidiaries, provided that such party or such Subsidiary receives or is to receive its proportionate share thereof, or (z) in the case of Belden, its regular quarterly cash dividends at a rate not in excess of $.05 per share of Belden Common Stock (each, a "Belden Dividend"), (A) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its or any of its Subsidiary's capital stock, (B) other than the Reverse Stock Split, split, combine or reclassify any of its or any of its Subsidiary's capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or any of its Subsidiary's capital stock, or (C) purchase, redeem or otherwise acquire any shares of its or any of its Subsidiary's capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (except, in the case of clause (C), for (1) the deemed acceptance of shares upon cashless exercise of Belden Options or CDT Options outstanding on the date of this Agreement, or (2) the repurchase of shares of capital stock from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares upon any termination of service), notice of which will be delivered to the other party;

                  (ii) issue, sell, deliver, pledge, or otherwise encumber or subject to any Lien, any shares of its or any of its Subsidiary's capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than (A) the issuance of Belden Common Stock upon the exercise or conversion of Belden Options or CDT Common Stock upon the exercise or conversion of CDT Options, as the case may be, in each case outstanding as of the date of this Agreement in accordance with their present terms, (B) the issuance by a wholly-owned subsidiary of CDT or Belden, as applicable, of capital stock to such Subsidiary's parent company; (C) the issuance of shares of Belden Common Stock to participants in the Belden Purchase Plans or issuance of shares of CDT Common Stock to participants in the CDT Purchase Plan, in each case in the ordinary course of business consistent with past practice, and (D) the issuance of CDT Common Stock upon conversion of the CDT Debentures;

                  (iii) amend any Belden Organizational Document, Belden Subsidiary Organizational Document, CDT Organizational Document or CDT Subsidiary Organizational Document;

                  (iv) acquire or agree to acquire, by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any Person or any business or division thereof, or otherwise acquire or agree to acquire any assets which are material individually or in the aggregate to its and its Subsidiaries' business, taken as a whole, other than pursuant to any acquisition transaction (or series of acquisition transactions), (A) which is in the existing line of business of such party or any of its Subsidiaries, (B) in which the fair market value of the total consideration (including the value of indebtedness or other obligations assumed or acquired in connection with such transaction(s)) issued by such party or their respective Subsidiaries in exchange therefor, does not, when taken together with the fair market value of such total consideration issued by such party in previously committed or consummated transactions pursuant to this Section 5.1(b)(iv), exceed twenty-five million dollars ($25,000,000) in the aggregate, (C) which does not present a material risk of delaying the Merger or making it more difficult to obtain any required consents or approvals therefor, and (D) which does not require approval of such party's stockholders;

                  (v) sell, pledge, dispose of, transfer, lease, license or otherwise encumber, or authorize the sale, pledge, disposition, transfer, lease, license or other encumbrance of, any of its or any of its Subsidiary's property or assets, except (A) sales, pledges, dispositions, transfers, leases, licenses or encumbrances of such property or assets in the ordinary course of business of such party consistent with past practice but not to exceed an aggregate value of twenty-five million dollars ($25,000,000) for all sales, pledges, dispositions, transfers, leases, licenses or encumbrances made by such party or their respective Subsidiaries in reliance upon this clause
         (A), or (B) sales or dispositions of inventory in the ordinary course of business of such party consistent with past practice;

                  (vi) make any loans, advances or capital contributions to, or investments in, any other Person, other than: (A) in connection with any transaction permitted pursuant to Section 5.1(b)(iv) above, (B) loans or advances by it or any of its wholly owned Subsidiaries to it or any of its wholly owned Subsidiaries, (C) investments or capital contributions in any of its wholly owned Subsidiaries, (D) employee advances made in compliance with Applicable Laws and in the ordinary course of business of such party consistent with past practice (provided that, in the case of this clause (D), the aggregate amount of all such advances made by such party or their respective Subsidiaries in reliance upon this clause (D), is not more than one million dollars ($1,000,000)), (E) as required by binding Contracts in effect as of the date hereof, all of which Contracts are listed on Section 5.1(b)(vi) of the CDT Disclosure Schedule or Belden Disclosure Schedule, as applicable, (F) highly liquid investments with an original maturity of three months or less at the date of purchase, made in the ordinary course of business consistent with past practice, or (G) in the ordinary course of business of such party consistent with past practice (provided that, in the case of this clause (G), the aggregate amount of all such loans, advances, capital contributions and investments made by such party or their respective Subsidiaries in reliance upon this clause (G), is not more than ten million dollars ($10,000,000), and the transactions do not present a material risk of delaying the Merger or making it more difficult to obtain any required consents or approvals therefor, or require approval of such party's stockholders);

                  (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any Person for borrowed money, other than in the ordinary course of business of such party consistent with past practice, provided the aggregate amount of all such newly incurred indebtedness for borrowed money, debt securities and obligations outstanding at any time by such party and its Subsidiaries is not more than twenty-five million dollars ($25,000,000);

                  (viii) pay, discharge, settle or satisfy any claim, liability, obligation or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) requiring payment by such party or their respective Subsidiaries in excess of five million dollars ($5,000,000) in the aggregate (excluding attorneys' fees and expenses), other than the payment, discharge, settlement or satisfaction in the ordinary course of business of such party consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the CDT Balance Sheet or Belden Balance Sheet, as applicable, or incurred since the date of such financial statements in the ordinary course of business of such party consistent with past practice;

                  (ix) make any material Tax election, take any material position with respect to Taxes that is inconsistent with a position taken in a prior period, adopt or change any material accounting method in respect of Taxes, enter into any closing agreement or settle or compromise any income tax liability;

                  (x) except as required by binding Contracts in effect as of the date hereof, all of which are listed on Section 5.1(b)(x) of the CDT Disclosure Schedule or Section 5.1(b)(x) of the Belden Disclosure Schedule, as applicable (the "Existing Benefits Commitments"), or as otherwise provided for in Section 5.1(b)(x) of the CDT Disclosure Schedule or Section 5.1(b)(x) of the Belden Disclosure Schedule, as applicable, (A) increase in any manner the compensation (including bonus and incentive compensation) or fringe benefits of any of its officers or directors, or materially increase any of the foregoing in respect of other employees, except in each case as contemplated by
         Section 5.1(b)(xi) or by Section 6.5(b), or (B) enter into any collective bargaining agreement or any commitment to pay any pension, retirement or severance benefit to any such officers or directors or make any material commitment to pay any of the foregoing to any other employees;

                  (xi) except as set forth on Section 5.1(b)(xi) of the CDT Disclosure Schedule or Section 5.1(b)(xi) of the Belden Disclosure Schedule, commit itself to, or enter into, any employment agreement involving compensation in excess of one hundred fifty thousand dollars ($150,000) per year, adopt or commit itself to any material new benefit, base salary or stock option plan or arrangement, or amend, supplement, or, except as required by the Existing Benefits Commitments, accelerate the timing of payments or vesting under, or otherwise materially amend or supplement, any existing benefit, stock option or compensation plan or arrangement (other than as may be required by Applicable Laws);

                  (xii) change in any material respect any of their respective methods or principles of accounting unless required by GAAP or any applicable laws, as concurred in by its independent auditors;

                  (xiii) enter into, modify or amend in any material respect, or terminate, or waive, release or assign any material benefit or claim under, any Contract, joint venture, strategic partnership, alliance, license or sublicense, except with respect to (A) Contracts for the purchase of raw materials or sale of products, in each case in the ordinary course of business of such party consistent with past practice or (B) joint ventures, collaborations, strategic partnerships, alliances, licenses or sublicenses, which (1) do not involve payments by such party or their respective Subsidiaries of more than five million dollars ($5,000,000) or adversely alter any existing financial terms, (2) do not materially impair the conduct of the business of such party and its Subsidiaries, taken as a whole, (3) do not present a material risk of delaying the Merger or making it more difficult to obtain any required consents or approvals therefor, and (4) do not require approval of such party's stockholders;

                  (xiv) enter into any material new line of business;

                  (xv) subject such party or any of its Subsidiaries to any material non-compete or other similar material restriction on the conduct of any of their respective businesses that would be binding following the Closing;

                  (xvi) except as set forth in Section 5.1(b)(xvi) of the CDT Disclosure Schedule or Section 5.1(b)(xvi) of the Belden Disclosure Schedule, make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments by such party or their respective Subsidiaries for capital expenditures which, in the aggregate, are in excess of ten million dollars ($10,000,000); or

                  (xvii) authorize, or commit or agree to take, any of the foregoing actions.

         (c) Other Actions. Except as required by law or as expressly permitted by Section 5.2, Belden, CDT and Merger Sub shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that would reasonably be likely to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to "materiality" or "Material Adverse Effect" becoming untrue as of the Closing (for this purpose, without giving effect to any limitation as to any such representation or warranty being made as of the date of this Agreement), (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect as of the Closing (for this purpose, without giving effect to any limitation as to any such representation or warranty being made as of the date of this Agreement), or (iii) any of the conditions to the Merger set forth in Article VII not being satisfied.

         SECTION 5.2 No Solicitation.

         (a) Neither CDT nor Belden shall, nor permit any of its Subsidiaries to, nor authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly, or indirectly, (i) solicit, initiate or encourage (including by way of furnishing any information), or take any other action to, or which would reasonably be likely to, facilitate, induce or encourage, any inquiries with respect to, or the making, submission or announcement of, any Alternative Transaction Proposal (as defined in Section 9.3(c)), (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, any, or any possible, Alternative Transaction Proposal (except (A) to disclose the existence of the provisions of this Section 5.2, or (B) to the extent specifically permitted pursuant to Section 5.2(c)), (iii) approve, endorse or recommend any Alternative Transaction (except to the extent specifically permitted pursuant to Section 5.2(d)), or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any possible or proposed Alternative Transaction Proposal. Each of CDT and Belden and each of their respective Subsidiaries will immediately cease, and will cause its officers, directors and employees and any investment banker, financial adviser, attorney, accountant or other representative retained by it to cease, any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any possible or proposed Alternative Transaction, and will use its reasonable best efforts to enforce (and not waive any provisions of) any confidentiality and standstill agreement (or any similar agreement) relating to any such possible or proposed Alternative Transaction.

         (b) Notification of Alternative Transactions. As promptly as practicable (and in any event within twenty-four (24) hours) after receipt of any Alternative Transaction Proposal or any request for nonpublic information or any inquiry relating to any Alternative Transaction Proposal, CDT or Belden, as the case may be, shall provide the other party with oral and written notice of the material terms and conditions of such Alternative Transaction Proposal, request or inquiry, and the identity of the Person or group making any such Alternative Transaction Proposal, request or inquiry. In addition, CDT or Belden, as the case may be, shall provide the other party as promptly as practicable with oral and written notice setting forth all such information as is reasonably necessary to keep the other party informed in all material respects of all material developments regarding the status and terms (including material amendments or proposed material amendments) of, any such Alternative Transaction Proposal, request or inquiry, and, without limitation of the other provisions of this Section 5.2, shall promptly provide to the other party a copy of all written materials (including written materials provided by email or otherwise in electronic format) subsequently provided by or to it in connection with such Alternative Transaction Proposal, request or inquiry. CDT or Belden, as the case may be, shall provide the other party with forty-eight (48) hours' prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably likely to consider any Alternative Transaction Proposal or Alternative Transaction.

         (c) Superior Proposals. Notwithstanding anything to the contrary contained in Section 5.2(a), in the event that CDT or Belden, as the case may be, receives an unsolicited, bona fide Alternative Transaction Proposal which is determined (in accordance with Section 9.3(p)) to be, or to be reasonably likely to lead to, a Superior Proposal (as defined in Section 9.3(p)), it may then take the following actions (but only (1) if and to the extent that (x) its Board of Directors concludes in good faith, after receipt of advice of its outside legal counsel, that the failure to do so could reasonably result in a breach of its fiduciary obligations to its stockholders under Applicable Law, and (y) CDT or Belden, as the case may be, has given the other party at least three (3) business days' prior written notice of its intention to take any of the following actions and of the identity of the Person or group making such Superior Proposal and the material terms and conditions of such Superior Proposal and (2) if it shall not have breached in any material respect any of the provisions of this Section 5.2):

                  (i) Furnish nonpublic information to the Person or group making such Superior Proposal, provided that (A) prior to furnishing any such nonpublic information, it receives from such Person or group an executed confidentiality containing terms at least as restrictive as the terms contained in the Confidentiality Agreement, dated as of October 28, 2003, between Belden and CDT (the "CDA") and (B) contemporaneously with furnishing any such nonpublic information to such Person or group, it furnishes such nonpublic information to the other party hereto (to the extent such nonpublic information has not been previously so furnished to such party); and

                  (ii) Engage in negotiations with such Person or group with respect to such Superior Proposal.

         (d) Changes of Recommendation.

                  (i) In response to the receipt of an unsolicited, bona fide Alternative Transaction Proposal which is determined (in accordance with Section 9.3(p)) to be a Superior Proposal, the Board of Directors of CDT or Belden, as the case may be, may withhold, withdraw, amend or modify its recommendation in favor of, in the case of Belden, approval and adoption of this Agreement and the Merger and, in the case of CDT, the CDT Charter Amendment and the CDT Share Issuance, and, in the case of a Superior Proposal that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by a Board of Directors or a committee thereof, a "Change of Recommendation"), if all of the following conditions in clauses (1) through (5) are met:

                           (1) the Superior Proposal has been made and has not
                  been withdrawn and continues to be a Superior Proposal;

                           (2) the CDT Stockholders' Meeting or Belden
                  Stockholders' Meeting, as the case may be, has not occurred;

                           (3) CDT or Belden, as the case may be, has (A)
                  provided to the other party hereto five (5) business days' prior written notice which shall state expressly (x) that it has received a Superior Proposal, (y) the material terms and conditions of the Superior Proposal and the identity of the Person or group making the Superior Proposal, and (z) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) made available to the other party hereto all materials and information made available to the Person or group making the Superior Proposal in connection with such Superior Proposal, and (C) during such five (5) business day period, if requested by the other party hereto, engaged in good faith negotiations to amend this Agreement in such a manner that the Alternative Transaction Proposal which was determined to be a Superior Proposal no longer is a Superior Proposal;

                           (4) The Board of Directors of CDT or Belden, as the
                  case may be, has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of such Superior Proposal, the failure of the Board of Directors to effect a Change of Recommendation is reasonably likely to result in a breach of its fiduciary obligations to its stockholders under Applicable Law; and

                           (5) The party whose Board of Directors is making the
                  Change of Recommendation shall have complied with Section 5.2(c) and shall not have breached in any material respect any of the other provisions set forth in this Section 5.2 or in Sections 6.1(b) through 6.1(d).

                  (ii) Without limiting the foregoing, (1) the Board of Directors of CDT may effect a Change of Recommendation (but only insofar as the same involves withholding, withdrawing, amending or modifying its recommendation in favor of the CDT Charter Amendment or the CDT Share Issuance), (x) if there shall have occurred and be continuing a Material Adverse Change of Belden since the date of this Agreement and (y) CDT shall not have breached in any material respect any of the provisions set forth in this Section 5.2 or Section 6.1; and
         (2) the Board of Directors of Belden may effect a Change of Recommendation (but only insofar as the same involves withholding, withdrawing, amending or modifying its recommendation in favor of the Merger), (x) if there shall have occurred and be continuing a Material Adverse Change of CDT since the date of this Agreement and (y) Belden shall not have breached in any material respect any of the provisions set forth in this Section 5.2 or Section 6.1.

         (e) Continuing Obligation to Hold Stockholders' Meeting; No Other Vote. Notwithstanding anything to the contrary contained in this Agreement, the obligation of CDT or Belden to call, give notice of, convene and hold the CDT Stockholders' Meeting or the Belden Stockholders' Meeting, as the case may be, shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Alternative Transaction Proposal with respect to it, or by any Change of Recommendation. At any such meeting, neither CDT nor Belden shall submit to the vote of its respective stockholders any Alternative Transaction, whether or not a Superior Proposal has been received by it, or propose to do so.

         (f) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit CDT or Belden or their respective Boards of Directors from taking and disclosing to their stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that neither CDT nor Belden shall effect, or disclose pursuant to such Rules or otherwise a position which constitutes, a Change of Recommendation unless specifically permitted pursuant to the terms of Section 5.2(d).

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 Preparation of SEC Documents; Stockholders' Meetings.

         (a) As soon as practicable following the date of this Agreement, Belden and CDT shall agree upon the terms of, prepare and file with the SEC the Joint Proxy Statement, and CDT shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Belden and CDT shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Belden will use commercially reasonable efforts to cause the Joint Proxy Statement, a copy of Belden's annual report on Form 10-K for the year ended December 31, 2003 and a copy of CDT's annual report on Form 10-K for the year ended July 31, 2003 to be mailed to Belden's stockholders, and CDT will use commercially reasonable efforts to cause the Joint Proxy Statement, a copy of Belden's annual report on Form 10-K for the year ended December 31, 2003 and a copy of CDT's annual report on Form 10-K for the year ended July 31, 2003 to be mailed to CDT's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. CDT shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) reasonably required to be taken under any applicable state securities laws in connection with the issuance of shares of CDT Common Stock in the Merger and, subject to the satisfaction of the condition set forth in Section 7.2(e), the conversion of Belden Options into options to acquire CDT Common Stock, and Belden shall furnish all information concerning Belden and the holders of Belden Common Stock as may be reasonably requested in connection with any such action. Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 or the Joint Proxy Statement or any filing with the SEC incorporated by reference in the Form S-4 or the Joint Proxy Statement, in each case prior to filing such with the SEC, and each party shall provide the other party with a copy of all such filings made with the SEC; provided, however, that each party shall be deemed to have consented to the inclusion in the Form S-4, the Joint Proxy Statement or any filing with the SEC incorporated by reference in the Form S-4 or the Joint Proxy Statement of any information, language or content specifically agreed to by such party or its counsel on or prior to the date hereof for inclusion therein. CDT will advise Belden promptly after it receives notice of (i) the time when the Form S-4 has become effective or any supplement or amendment has been filed, (ii) the issuance of any stop order, (iii) the suspension of the qualification of the CDT Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or (iv) any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information (including any Change of Recommendation) relating to Belden or CDT, or any of their respective Affiliates, officers or directors, should be discovered by Belden or CDT which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required by law, disseminated to the stockholders of Belden and CDT.

         (b) Each of CDT and Belden shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, take all action necessary in accordance with Applicable Law and the CDT Organizational Documents, in the case of CDT, and the Belden Organizational Documents, in the case of Belden, to duly give notice of, convene and hold a meeting of its stockholders to be held as promptly as practicable to consider, in the case of Belden, the adoption and approval of this Agreement and the Merger and the election of directors (the "Belden Stockholders' Meeting"), and, in the case of CDT, the CDT Share Issuance and the CDT Charter Amendment (the "CDT Stockholders' Meeting"). Subject to Section 5.2(d), each of CDT and Belden will use commercially reasonable efforts to solicit from its stockholders proxies in favor of, in the case of Belden, the adoption and approval of this Agreement and the Merger and, in the case of CDT, the CDT Share Issuance and the CDT Charter Amendment, and will take all other action reasonably necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NYSE or Applicable Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, CDT or Belden may adjourn or postpone the CDT Stockholders' Meeting or Belden Stockholders' Meeting, as the case may be, to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement is provided to its respective stockholders in advance of a vote on, in the case of Belden, the adoption and approval of this Agreement and the Merger and, in the case of CDT, the CDT Share Issuance and the CDT Charter Amendment, or, if, as of the time for which the CDT Stockholders' Meeting or Belden Stockholders' Meeting, as the case may be, is originally scheduled, there are insufficient shares of CDT Common Stock or Belden Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Each of CDT and Belden shall ensure that the CDT Stockholders' Meeting and the Belden Stockholders' Meeting, respectively, is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the CDT Stockholders' Meeting or Belden Stockholders' Meeting, as the case may be, are solicited in compliance with Applicable Law, the rules of the NYSE and, in the case of CDT, the CDT Organizational Documents, and, in the case of Belden, the Belden Organizational Documents. Without the prior written consent of Belden, the CDT Charter Amendment and the CDT Share Issuance are the only matters which CDT shall propose to be acted on by CDT's stockholders at the CDT Stockholders' Meeting. Without the prior written consent of CDT, the approval and adoption of this Agreement and the Merger and the election of directors are the only matters which Belden shall propose to be acted on by Belden's stockholders at the Belden Stockholders' Meeting.

         (c) Each of CDT and Belden will use commercially reasonable efforts to hold the CDT Stockholders' Meeting and Belden Stockholders' Meeting, respectively, on the same date as the other party and as soon as reasonably practicable after the date of this Agreement.

         (d) Except to the extent expressly permitted by Section 5.2(d): (i) the Board of Directors of each of Belden and CDT shall recommend that its stockholders vote in favor of, in the case of Belden, the approval and adoption of this Agreement and the Merger at the Belden Stockholders' Meeting, and, in the case of CDT, the CDT Share Issuance and the CDT Charter Amendment at the CDT Stockholders' Meeting, (ii) the Joint Proxy Statement shall include a




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

statement to the effect that the Board of Directors of (A) CDT has recommended that CDT's stockholders vote in favor of the CDT Share Issuance and the CDT Charter Amendment at the CDT Stockholders' Meeting and (B) Belden has recommended that Belden's stockholders vote in favor of approval and adoption of this Agreement and the Merger at the Belden Stockholders' Meeting, and (iii) neither the Board of Directors of CDT or Belden nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendation of its respective Board of Directors that the respective stockholders of CDT or Belden vote in favor of, in the case of Belden, the approval and adoption of this Agreement and the Merger, and, in the case of CDT, the CDT Share Issuance and the CDT Charter Amendment.

         SECTION 6.2 Accountant's Letters. Each of CDT and Belden shall use commercially reasonable efforts to cause to be delivered to the other party on or prior to the dates thereof two (2) letters from their respective independent accountants, one dated approximately as of the date the Form S-4 is declared effective and one dated approximately as of the Closing Date, each addressed to the other party, in form and substance reasonably satisfactory to the other party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         SECTION 6.3 Access to Information; Confidentiality.

         (a) Subject to the CDA and Applicable Law, each of Belden and CDT shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records (provided that such access shall not interfere with the business or operations of such party) and, during such period, each of Belden and CDT shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

         (b) Each of Belden and CDT will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the CDA.

         SECTION 6.4 Commercially Reasonable Efforts.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this

Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including all filings required by the HSR Act (the initial filing required by the HSR Act to be filed as soon as reasonably practicable following the execution of this Agreement) and any applicable antitrust, competition or similar laws of any foreign jurisdiction,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Subject to Applicable Laws relating to the exchange of information and in addition to Section 6.4(b), CDT and Belden, or their respective counsel, shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to CDT and its Subsidiaries or Belden and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

         (b) Each of Belden and CDT shall keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining all required approvals, consents or clearances of any Governmental Entity (whether domestic, foreign or supranational). In that regard, each party shall without limitation: (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any Governmental Entity (whether domestic, foreign or supranational) with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Entity, (iii) not participate in any meeting with any such Governmental Entity unless it consults with the other in advance and to the extent permitted by such Governmental Entity gives the other the opportunity to attend and participate thereat, (iv) furnish the other with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to this Agreement and the Merger, and (v) furnish the other with such necessary information and reasonable assistance as Belden or CDT may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity. Each of Belden and CDT may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.4 as "outside counsel only." Such material and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (Belden or CDT, as the case may be) or its legal counsel.

         (c) In connection with and without limiting the foregoing, Belden and CDT shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the transactions contemplated hereby, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

         SECTION 6.5 Indemnification and Insurance.

         (a) At the Effective Time, the certificate of incorporation and by-laws of CDT will contain provisions with respect to exculpation and indemnification that are at least as favorable to the officers and directors of CDT (the "Indemnified Parties") as those contained in the CDT Charter and the CDT By-laws as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of CDT, unless such modification is required by law.

         (b) Prior to the Effective Time, CDT shall purchase a directors' and officers' and fiduciary liability insurance policy providing coverage for a period of at least six (6) years following the Effective Time (i) for persons who were officers and/or directors of Belden prior to the Effective Time and
(ii) for persons who were officers and/or directors of CDT prior to the Effective Time and who are not officers or directors of CDT immediately following the Effective Time, in each case for claims arising after the Effective Time from facts or events which occurred at or prior to the Effective Time, which policy shall provide for at least $30 million of aggregate coverage on terms and conditions which are no less advantageous to such covered persons than the directors' and officers' and fiduciary liability insurance policy CDT maintained on the date hereof. Upon the expiration of the directors' and officers' and fiduciary liability insurance policy maintained by CDT on the date hereof, CDT shall renew such policy or enter into a replacement policy, which, in either case, shall provide for at least $30 million of aggregate coverage on terms and conditions of coverage which are no less advantageous than those provided in the policy maintained by CDT as of the date hereof.

         (c) In the event that CDT or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of CDT assume the obligations set forth in this
Section 6.5.

         (d) The provisions of this Section 6.5 are intended for the benefit of, and will be enforceable by, each Indemnified Party and his or her heirs and representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Party may have had by contract or otherwise.

         SECTION 6.6 Fees and Expenses. Except as set forth in Section 8.3, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, provided that Belden shall pay any foreign, state or local real estate transfer or similar taxes imposed on the stockholders of Belden as a result of the transactions contemplated in this Agreement.

         SECTION 6.7 Public Announcements. CDT and Belden will consult with each other before issuing, and will provide each other the opportunity to review, comment upon and concur with, and use commercially reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or stock market.

         SECTION 6.8 Listing. CDT shall use all commercially reasonable efforts to cause the CDT Common Stock issuable under Article II and those shares of CDT Common Stock required to be reserved for issuance upon exercise of any Belden Options assumed by CDT hereunder to be authorized for listing on the NYSE, upon official notice of issuance.

         SECTION 6.9 Tax-Free Reorganization Treatment. Belden and CDT intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and each shall, and shall cause its respective Subsidiaries to, use its reasonable best efforts to cause the Merger to so qualify. Neither Belden nor CDT shall knowingly take any action, cause any action to be taken, fail to take any commercially reasonable action or cause any commercially reasonable action to fail to be taken, which action or failure to act would reasonably be expected to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) cause Belden, Merger Sub or CDT to be unable to make the representations necessary for counsel to render the tax opinions referred to in Section 7.1(g).

         SECTION 6.10 Conveyance Taxes. CDT and Belden shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

         SECTION 6.11 Equity Awards and Employee Benefits.

         (a) At the Effective Time and subject to the satisfaction of the condition set forth in Section 7.2(e), each then outstanding Belden Option, whether or not exercisable at the Effective Time, will be assumed by CDT. Each Belden Option so assumed by CDT under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Belden Option (including any Belden Stock Plan under which such Belden Option was issued and any applicable stock option agreement or other document evidencing such Belden Option) immediately prior to the Effective Time, except that (i) each Belden Option will be exercisable for that number of whole shares of CDT Common Stock equal to the product of the number of shares of Belden Common Stock that were issuable upon exercise of such Belden Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of CDT Common Stock,
(ii) the per share exercise price for the shares of CDT Common Stock issuable upon exercise of such assumed Belden Option will be equal to the quotient determined by dividing the exercise price per share of such Belden Option by the Exchange Ratio, rounded up to the nearest whole cent and (iii) as of the Effective Time or such earlier time as provided in any Belden Stock Plan as in effect on the date hereof, all Belden Stock Options issued under a Belden Stock Plan which are either outstanding as of the date hereof or issued as permitted under this Agreement prior to the Effective Time shall vest in their entirety and become exercisable under the terms of such Belden Stock Plan. As of the Effective Time, all references in the Belden Stock Plans to Belden Common Stock shall thereafter be deemed to be references to CDT Common Stock. As soon as reasonably practicable following the Effective Time, CDT will issue to each holder of an assumed Belden Option a document evidencing the foregoing assumption of such Belden Option by CDT. As soon as reasonably practicable following the Effective time, but in no event later than 10 days following the Effective Time, CDT shall file a registration statement under the Securities Act on Form S-8 or another appropriate form (and use its commercially reasonable efforts to maintain the effectiveness thereof and maintain the current status of the prospectuses contained therein) with respect to (i) Belden Options assumed by CDT pursuant hereto and (ii) the shares of restricted CDT Common Stock contemplated by Section 6.11(c) or as set forth in Section 5.1(b) of the CDT Disclosure Schedule or Section 5.1(b) of the Belden Disclosure Schedule, shall use its commercially reasonable efforts to cause such registration statement to remain in effect for so long as such assumed Belden Option shall remain outstanding and such shares of restricted stock shall remain issuable or outstanding. Prior to the Effective Time, CDT shall take all corporate action necessary to reserve for issuance a sufficient number of shares of CDT Common Stock for delivery in connection with the exercise of the converted Belden Options. The parties shall use their commercially reasonable efforts to ensure that the conversion of any Belden Options which are intended to be "incentive stock options" (as defined in Section 422 of the Code) provided for in this
Section 6.11(a) shall be effected in a manner consistent with Section 424(a) of the Code.

         (b) Belden shall use reasonable best efforts to amend or supplement the Belden Stock Plans, or seek waivers from any holder of outstanding Belden Options, as necessary to provide that each Belden Option outstanding immediately prior to the Effective Time shall be treated as set forth in Section 6.11(a).

         (c) As of the Effective Time, any restrictions or limitations on transfer with respect to shares of restricted Belden Common Stock issued under the Belden Stock Plans shall terminate or lapse and shall not apply to any shares of CDT Common Stock issued in exchange for such Belden Common Stock hereunder, so that such shares of CDT Common Stock shall be freely transferable, subject to applicable securities laws. In addition, Belden shall terminate the Belden Purchase Plans immediately prior to the Effective Time. To the extent any offering period under the Belden Purchase Plans is in progress prior to such termination, Belden shall ensure that such offering period ends immediately prior to such termination, and that each participant's accumulated contributions (including all contributions made after the date hereof in accordance with the terms of the Belden Purchase Plans) for such offering period are applied towards the purchase of Belden Common Stock immediately prior to such termination unless the participant has previously withdrawn from such offering period in accordance with the terms of such plan. Furthermore, as soon as reasonably practicable after the Effective Time, all Continuing Employees (as defined in Section 6.11(f)) shall be permitted to participate in the CDT Purchase Plan in accordance with the terms of such plan.

         (d) At the Effective Time, each then outstanding CDT Option will continue to have, and be subject to, the terms and conditions thereof immediately prior to the Effective Time, except that as of the Effective Time or such earlier time as provided in any CDT Stock Plan as in effect on the date hereof, all CDT Stock Options issued under a CDT Stock Plan which are either outstanding as of the date hereof or issued as permitted under this Agreement prior to the Effective Time shall vest in their entirety and become exercisable under the terms of such CDT Stock Plan.

         (e) As of the Effective Time, any restrictions or limitations on transfer with respect to shares of restricted CDT Common Stock issued under the CDT Stock Plans shall terminate or lapse, so that such shares of CDT Common Stock shall be freely transferable, subject to applicable securities laws.

         (f) For one year following the Effective Time, CDT shall provide or cause to be provided to those of its employees and employees of the Surviving Corporation or any other Affiliate of CDT who were employees of Belden or any of its Subsidiaries immediately prior to the Effective Time ("Continuing Employees"), employee welfare benefits that, in the aggregate, are no less favorable than the employee welfare benefits package provided to those Continuing Employees by Belden or any of its Subsidiaries immediately prior to the execution of this Agreement.

         (g) Following the Effective Time, CDT shall recognize (or cause to be recognized) the service of each Continuing Employee with Belden or any of its Subsidiaries for purposes of (i) eligibility and vesting under any CDT Benefit Plan, (ii) determination of benefits levels under any vacation or severance CDT Benefit Plan and (iii) determination of "retiree" status under any CDT Benefit Plan, for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, in each case except where such crediting would result in a duplication of benefits. To the extent CDT establishes or designates a CDT Benefit Plan to provide group health benefits to Continuing Employees, (x) each such CDT Benefit Plan shall waive pre-existing condition limitations with respect to Continuing Employees to the same extent waived or no longer applicable under the applicable group health plan of Belden and (y) each Continuing Employee shall be given credit under the applicable CDT Benefit Plan for amounts paid under the corresponding group health plan of Belden or an Affiliate during the plan year in which the Effective Time occurs for purposes of applying deductibles, co-payments and out-of-pocket maximums for such plan year.

         (h) Subject to Section 6.11(i), as of the Effective Time, CDT shall assume and agree to perform in accordance with their terms (i) all employment, severance and other compensation agreements and arrangements existing as of the date hereof (and provided to CDT by Belden prior to the date hereof) between Belden or any of its Subsidiaries and any director, officer or employee thereof, and (ii) any such agreements or arrangements entered into after the date hereof and prior to the Effective Time by Belden or any of its Subsidiaries in compliance with the terms of this Agreement.

         (i) Belden shall use its reasonable best efforts to enter into and obtain written waivers reasonably acceptable to CDT to the Change of Control Employment Agreements by and between Belden and certain officers of Belden set forth in Schedule 6.11(i) upon the terms set forth in Schedule 6.11(i) as soon as reasonably practicable, but in no event later than the date upon which the Form S-4 is first filed with the SEC. Belden shall promptly notify CDT of the execution of any such waiver contemplated by Schedule 6.11(i) and shall provide an executed copy thereof to CDT as soon as reasonably practicable thereafter. If Belden shall be unable to obtain any of the written waivers contemplated by
Schedule 6.11(i) by the date upon which the Form S-4 is first filed with the SEC, Belden shall promptly consult with CDT and the parties shall take all reasonable actions to minimize the payments that may become payable under such Change of Control Employment Agreements.

         (j) The trust created by the Trust Agreement, dated January 1, 1998, by and between Belden Wire & Cable Company and Bankers Trust Company, shall be amended by the parties thereto in accordance with the terms thereof as soon as reasonably practicable, but in no event later than the date upon which the Form S-4 is first filed with the SEC, which amendment shall provide that neither this Agreement nor any of the transactions contemplated hereby shall or shall be deemed to give rise to or result in any obligations thereunder of any party hereto or any of its respective Subsidiaries.

         SECTION 6.12 Consents of Accountants. Belden and CDT will each use commercially reasonable efforts to cause to be delivered to each other consents from their respective independent auditors, dated the date on which the Form S-4 is filed with the SEC, is amended or supplemented, or becomes effective or a date not more than two (2) days prior to such date, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

         SECTION 6.13 Directors and Officers of CDT. The Board of Directors of CDT shall take all action within its power so that:

         (a) immediately following the Effective Time, the (i) Board of Directors of CDT shall consist of ten (10) directors, who shall be Lorne D. Bain, Christopher I. Byrnes, C. Baker Cunningham, John M. Monter and Bernard G. Rethore (collectively the "Belden Designated Directors") and Lance C. Balk, Bryan C. Cressey, Glenn Kalnasy, Ferdinand C. Kuznik and Michael F.O. Harris (collectively the "CDT Designated Directors"), and each such director shall serve for a term expiring at CDT's first annual meeting of stockholders following the Closing Date and (ii) the Chairman of the Board of Directors of CDT shall be Bryan C. Cressey, who shall serve in such capacity until the first annual meeting following the Closing Date;

         (b) immediately following the Effective Time, each committee of the Board of Directors shall be comprised of an equal number of Belden Designated Directors and CDT Designated Directors;



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

         (c) immediately following the Effective Time, the persons named on
Schedule 6.13(c) hereto shall be appointed to, or continue to serve in, the respective offices set forth thereon and shall have the duties set forth on such schedule opposite such offices; and

         (d) immediately following the Effective Time, the CDT Bylaws shall be amended, effective at the Effective Time, to provide that, until the third (3rd) anniversary of the Effective Time, the affirmative vote, at a duly convened meeting of CDT's Board of Directors, of at least seventy percent (70%) of CDT's entire Board of Directors shall be required to:

                  (i) remove any of the persons named on Schedule 6.13(c) from his respective position as set forth on such schedule, or significantly diminish his position, authority, duties or responsibilities;

                  (ii) remove any director from CDT's Board of Directors;

                  (iii) approve or recommend a merger (other than a merger of a wholly-owned Subsidiary of CDT with and into CDT), consolidation, reorganization or recapitalization of CDT or any sale of all or a substantial portion of the assets of CDT and its Subsidiaries, taken as a whole;

                  (iv) acquire, by purchase, merger or otherwise, in one transaction or a series of related transactions, any equity or other ownership interest in, or assets of, any Person in exchange for consideration with a Fair Market Value (as defined in Section 9.3(g)) greater than $100,000,000;

                  (v) authorize for issuance or issue any equity securities or any equity or debt securities (or hybrid or combination thereof) convertible into or exercisable for, or which give the holder thereof the right to acquire, any equity securities of CDT, in one transaction or a series of related transactions, with a Fair Market Value at the time of issuance in excess of $100,000,000 other than (A) any issuance to directors, officers or employees in the ordinary course of business pursuant to an employee stock purchase plan, employee stock option plan or similar compensation plan approved by CDT's Board of Directors or compensation committee thereof or (B) any refinancing of existing indebtedness;

                  (vi) purchase, redeem, prepay, acquire or retire for value any shares of CDT's capital stock or securities exercisable for or convertible into shares of CDT's capital stock other than as required under the terms of such capital stock or securities, except for the deemed acceptance of shares upon cashless exercise of CDT Options or Belden Options outstanding on the date hereof;

                  (vii) declare, incur any liability to declare, or pay any dividends, or make any distributions in respect of, any shares of CDT's capital stock other than as required under the terms of such capital stock;

                  (viii) incur Indebtedness in one transaction or a series of related transactions in excess of $100,000,000 in aggregate principal amount (other than intercompany Indebtedness and Indebtedness outstanding as of the Closing Date (and borrowings




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

         pursuant to the terms thereof), and any amendment or refinancing of such Indebtedness in a principal amount not exceeding the principal amount so refinanced and on financial and other terms no less favorable to CDT than such outstanding Indebtedness); or

                  (ix) amend or modify, or adopt a by-law, or approve or recommend to the holders of CDT Common Stock any amendment to the CDT By-Laws or the CDT Charter, that is inconsistent with, the provisions of clauses (i) through (viii) of this Section 6.13(d) or Section 6.13(e).

         (e) immediately following the Effective Time, the CDT Bylaws shall be amended, effective at the Effective Time, to provide that, until the third (3rd) anniversary of the Effective Time:

                  (i) the Board of Directors shall consist of ten (10) directors;

                  (ii) if any Belden Designated Director ceases to serve as such for any reason, or upon the expiration of the term of office of any Belden Designated Director, the Belden Designated Directors shall appoint or nominate for election, as the case may be, the person to fill such directorship and such person so appointed or nominated shall be deemed a Belden Designated Director;

                  (iii) if any CDT Designated Director ceases to serve as such for any reason, or upon the expiration of the term of office of any CDT Designated Director, the CDT Designated Directors shall appoint or nominate for election, as the case may be, the person to fill such directorship and such person so appointed or nominated shall be deemed a CDT Designated Director;

                  (iv) if a CDT Designated Director ceases to serve as Chairman of the Board of Directors for any reason, including expiration of a term, the CDT Designated Directors then serving on the Board of Directors shall nominate an individual to fill such position (the "CDT Nominee"), which such CDT Nominee would be slated for election by the Board of Directors in accordance with applicable provisions of the CDT By-Laws; and each of CDT and Belden shall use its reasonable best efforts to cause the CDT Designated Directors or the Belden Designated Directors then serving on the Board of Directors, as applicable, to vote in favor of such CDT Nominee to be elected as Chairman of the Board of Directors; and any CDT Nominee so elected shall be deemed a CDT Designated Director;

                  (v) if a Belden Designated Director ceases to serve as Chief Executive Officer of CDT for any reason, including expiration of a term, the Belden Designated Directors then serving on the Board of Directors shall nominate an individual to fill such position (the "Belden Nominee"), which such Belden Nominee would be slated for election by the Board of Directors in accordance with applicable provisions of the CDT By-Laws; and each of CDT and Belden shall use its reasonable best efforts to cause the CDT Designated Directors or the Belden Designated Directors then serving on the Board of Directors, as applicable, to vote in favor of such Belden Nominee to be elected as Chief




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         Executive Officer of CDT; and any Belden Nominee so elected shall be deemed a Belden Designated Director; and

                  (vi) each committee of the Board of Directors shall be comprised of an equal number of Belden Designated Directors and CDT Designated Directors, and any vacancy on any such committee shall be filled by the remaining CDT Designated Directors or Belden Designated Directors serving on such committee, as appropriate, and if there shall be no such CDT Designated Directors or Belden Designated Directors serving on such committee, such vacancy shall be filled by the CDT Designated Directors or Belden Designated Directors serving on the Board of Directors, as appropriate.

         SECTION 6.14 Affiliate Legends. Section 6.14 of the Belden Disclosure Schedule sets forth a list of those Persons who are, in Belden's reasonable judgment, "affiliates" of Belden within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145 Affiliates"). Belden shall notify CDT in writing regarding any change in the identity of its Rule 145 Affiliates prior to the Closing Date. CDT shall be entitled to place appropriate legends on the certificates evidencing any shares of CDT Common Stock to be received by Rule 145 Affiliates in the Merger reflecting the restrictions set forth in Rule 145 promulgated under the Securities Act and to issue appropriate stop transfer instructions to the transfer agent for CDT Common Stock (provided that such legends or stop transfer instructions shall be removed one year after the Effective Time upon the request of any holder of shares of CDT Common Stock issued in the Merger if such holder is not then a Rule 145 Affiliate).

         SECTION 6.15 Notification of Certain Matters. Belden shall give prompt notice to CDT, and CDT shall give prompt notice to Belden, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would reasonably be likely to cause (i) any representation or warranty of such party contained in this Agreement that is qualified as to "materiality" or "Material Adverse Effect" to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, (b) any material failure of Belden and the Merger Sub or CDT, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, (c) any event occurring on or after the date hereof that would have been required to be disclosed pursuant to Article III or IV had such event occurred prior to the execution hereof, or (d) any change in circumstances regarding CDT or Belden, as the case may be, that comes to the attention of any person included in the definition of the term "Knowledge," that would require disclosure regarding controls and procedures in such party's periodic reports filed under the Exchange Act that is materially more negative than that included in such party's most recently filed periodic report. In addition, Belden shall give prompt notice to CDT and CDT shall give prompt notice to Belden of any change or event having, or which would reasonably be likely to have, a Material Adverse Effect on such party or which would be reasonably likely to result in the failure of any of the conditions set forth in Article VII to be satisfied. Each of the parties shall give prompt written notice to the other party of any material correction to any of the CDT SEC Documents or the Belden SEC Documents, as the case may be, from and after the date hereof. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.15 will




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

not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

         SECTION 6.16 Section 16 Matters. Prior to the Effective Time, CDT and Belden shall use all reasonable efforts to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12,
1999) any dispositions of Belden securities (including derivative securities with respect to Belden securities) to or acquisitions of CDT securities (including derivative securities with respect to CDT securities) resulting from the transactions contemplated by this Agreement by each officer or director of CDT or Belden who is subject to Section 16 of the Exchange Act (or who will become subject to Section 16 of the Exchange Act as a result of the transactions contemplated hereby) with respect to equity securities of Belden or CDT.

         SECTION 6.17 Rights Plans; State Takeover Laws.

         (a) Prior to the Effective Time, neither CDT nor Belden shall redeem the CDT Rights or the Belden Rights or amend, modify (other than to delay any "distribution date" therein or to render the CDT Rights or the Belden Rights inapplicable to the Merger or any action permitted under this Agreement) or terminate the CDT Rights Agreement or the Belden Rights Agreements unless (i) required to do so by order of a court of competent jurisdiction or (ii) Belden's or CDT's Board of Directors, as the case may be, has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of a Superior Proposal with respect to it, the failure to effect such amendment, modification or termination could reasonably result in a breach of its Board of Directors' fiduciary obligations to its stockholders under Applicable Law.

         (b) Prior to the Effective Time, neither CDT nor Belden shall take any action to render inapplicable, or to exempt any third party from, any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock unless
(i) required to do so by order of a court of competent jurisdiction or (ii) Belden's or CDT's Board of Directors, as the case may be, has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of a Superior Proposal with respect to it, the failure to take such action could reasonably result in a breach of its Board of Directors' fiduciary obligations to its stockholders under Applicable Law.

         SECTION 6.18 Reservation of CDT Common Stock. Effective at or prior to the Effective Time, CDT shall reserve (free from preemptive rights) out of its reserved but unissued shares of CDT Common Stock sufficient shares of CDT Common Stock to provide for (i) the conversion of the issued and outstanding shares of Belden Common Stock pursuant to this Agreement and (ii) the issuance of CDT Common Stock upon the exercise of Belden Options assumed by CDT under Section 6.11.

         SECTION 6.19 Registration on Form S-3. CDT shall use its reasonable efforts to cause to become effective as soon as practicable its previously filed registration statement Form S-3 relating to the offer and resale of the CDT Debentures and the shares of CDT Common Stock issuable upon conversion of the CDT Debentures by the holders thereof, and following such effectiveness, shall use its reasonable efforts to keep its registration statement Form S-3 effective




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until the Effective Time. Each party shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of such securities and the resale by the holders thereof, and shall furnish to the other party all information concerning such other party and, to the extent that CDT possesses such information, the holders of the CDT Debentures, as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, its Form S-3 will be made by CDT without Belden's prior consent (which shall not be unreasonably withheld) and without providing Belden reasonable opportunity to review and comment thereon. CDT will advise Belden promptly after it receives notice of (i) the time when the Form S-3 has become effective or any supplement or amendment has been filed, (ii) the issuance of any stop order, (iii) the suspension of the qualification of the applicable securities for offering or sale in any jurisdiction, or (iv) any request by the SEC for amendment of the Form S-3 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Belden or CDT, or any of their respective Affiliates, officers or directors, shall be discovered by Belden or CDT which should be set forth in an amendment or supplement to the Form S-3 so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required by law, disseminated to the holders of the CDT Debentures.

         SECTION 6.20 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Belden, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of Belden, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Belden acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         SECTION 6.21 Stockholder Litigation. Each of Belden and CDT shall give the other the reasonable opportunity to consult in the defense of any stockholder litigation against Belden or CDT, as applicable, and its directors relating to the transactions contemplated by this Agreement.

         SECTION 6.22 Reverse Stock Split. CDT shall use its commercially reasonable efforts to take all actions necessary so that all outstanding options, warrants and other securities of CDT, including, without limitation, the CDT Debentures, that are convertible into, or exchangeable or exercisable for, CDT Common Stock shall, from and after the effective time of the Reverse Stock Split, be convertible into, or exchangeable or exercisable for, a number of shares of CDT Common Stock that gives effect to the Reverse Stock Split.



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                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         SECTION 7.1 Conditions to Each Party's Obligation to Effect The Merger. The obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

         (a) Stockholder Approvals. Each of the CDT Share Issuance Approval, the CDT Charter Approval and the Belden Stockholder Approval shall have been obtained.

         (b) Antitrust Waiting Periods. The waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act and under the foreign antirust laws, rules or regulations described on Schedule 7.1(b) hereto shall have been terminated or shall have expired.

         (c) Governmental Consents and Approvals. Other than as required by
Section 7.1(b), all filings with, and all consents, approvals and authorizations of, any Governmental Entity required to be made or obtained by Belden, CDT or any of their Subsidiaries to consummate the Merger, the failure of which to be obtained would, individually or in the aggregate, have a Material Adverse Effect on CDT (determined, for purposes of this clause, after giving effect to the Merger), shall have been made or obtained.

         (d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction (collectively, "Restraints"), shall be in effect which prohibits, materially restricts, makes illegal or enjoins the consummation of the transactions contemplated by this Agreement.

         (e) Form S-4. The Form S-4 shall have become effective under the Securities Act, and no stop order or proceedings seeking a stop order shall have been initiated or, to the Knowledge of Belden or CDT, threatened by the SEC.

         (f) Listing. The shares of CDT Common Stock issuable to the stockholders of Belden as provided for in Article II shall have been authorized for listing on the NYSE upon official notice of issuance.

         (g) Tax Opinions. Belden and CDT shall have received an opinion of each of Skadden, Arps, Slate, Meagher & Flom LLP and Kirkland & Ellis LLP, respectively, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of each such opinion shall be conditioned upon the receipt by such counsel of customary representation letters from each of CDT, Merger Sub, and Belden, in each case, in form and substance reasonably satisfactory to such counsel, and substantially to the effect of the letters attached hereto in Exhibit D. Each such representation letter shall be dated on the date of such opinion and shall not have been withdrawn or modified in any material respect. The opinion condition referred to in this Section 7.1(g) shall not be waivable after receipt of the Belden Stockholder Approval or after receipt of the CDT Share Issuance Approval unless further stockholder approval of Belden stockholders or the CDT Stockholders, respectively, is obtained with appropriate disclosure.




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

         SECTION 7.2 Conditions to Obligations of CDT and Merger Sub. The obligation of CDT and Merger Sub to effect the Merger is further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

         (a) Representations and Warranties. Except as a result of action expressly permitted or expressly consented to in writing by CDT pursuant to
Section 5.1, the representations and warranties of Belden contained in this Agreement (A) that are not qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all material respects when made and as of the Closing Date, as if made as of such time, and (B) that are qualified as to "materiality" or "Material Adverse Effect" shall be true and correct when made and as of the Closing Date, as if made as of such time, (except in each case to the extent such representations and warranties are expressly made as of a certain date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such earlier date).

         (b) Performance of Obligations of Belden. Belden shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

         (c) No Material Adverse Change. No Material Adverse Change of Belden shall have occurred since the date of this Agreement and be continuing.

         (d) Belden Rights Agreement. The Belden Rights issued pursuant to the Belden Rights Agreement shall not have become non-redeemable, exercisable, distributed (separately from shares of Belden Common Stock) or triggered pursuant to the terms of such agreement and shall terminate upon the Effective Time.

         (e) Belden Options. The Belden Stock Plans shall have been amended or supplemented or waivers shall have been obtained from each holder of outstanding Belden Options, if necessary, such that the treatment of each Belden Option outstanding immediately prior to the Effective Time shall be as set forth in
Section 6.11(a).

         (f) Officer's Certificate. CDT shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Belden to the effect that the conditions set forth in Sections 7.2(a), (b), (c), (d), and (e) have been satisfied.

         SECTION 7.3 Conditions to Obligations of Belden. The obligations of Belden to effect the Merger are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

         (a) Representations and Warranties. Except as a result of action expressly permitted or expressly consented to in writing by Belden pursuant to
Section 5.1, the representations and warranties of CDT and Merger Sub contained in this Agreement (A) that are not qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all material respects when made and as of the Closing Date, as if made as of such time, and (B) that are qualified as to "materiality" or "Material Adverse Effect" shall be true and correct when made and as of the Closing Date, as if made as of such time, (except in each case to the extent such representations and warranties are expressly made as of a certain date, in which case such representations and




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

warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such earlier date); provided, however, that the representations and warranties of CDT shall be deemed to be amended to give effect to the Reverse Stock Split if it has been effected prior to the Effective Time.

         (b) Performance of Obligations of CDT and Merger Sub. Each of CDT and Merger Sub shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

         (c) No Material Adverse Change. No Material Adverse Change of CDT shall have occurred since the date of this Agreement and be continuing.

         (d) CDT Rights Agreement. The CDT Rights issued pursuant to the CDT Rights Agreement shall not have become non-redeemable, exercisable, distributed (separately from CDT Common Stock) or triggered pursuant to the terms of such agreement.

         (e) Officer's Certificate. Belden shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Operating Officer of CDT to the effect that the conditions set forth in Sections 7.3(a), (b), (c) and (d) have been satisfied.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, and (except in the case of Sections 8.1(e) or 8.1(f)) whether before or after the CDT Share Issuance Approval, the CDT Charter Approval or the Belden Stockholder Approval:

         (a) by mutual written consent of CDT and Belden, if the Board of Directors of each so determines;

         (b) by written notice of either CDT or Belden (as authorized by the Board of Directors of CDT or Belden, as applicable):

                  (i) if the Merger shall not have been consummated by August 31, 2004 (the "Outside Date"), provided, however, that if (x) the Effective Time has not occurred by such date by reason of nonsatisfaction of any of the conditions set forth in Section 7.1(b) or
         Section 7.1(c) and (y) all other conditions set forth in Article VII have been satisfied or waived or are then capable of being satisfied, then such date shall automatically be extended to November 30, 2004 (which shall then be the "Outside Date"); provided, further that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any obligation of such party, or satisfy any condition to be satisfied by such party, under this Agreement has caused or resulted in the failure of the Effective Time to occur on or before the Outside Date;




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

                  (ii) if a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable; provided however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party which has not used commercially reasonable efforts to resist, resolve or lift, as applicable (as contemplated by Section 6.4) any such order, decree, ruling or other action;

                  (iii) if the CDT Share Issuance Approval and the CDT Charter Approval shall not have been obtained at the CDT Stockholders' Meeting, or at any adjournment or postponement thereof, at which the vote was taken; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to CDT if the failure to obtain the CDT Share Issuance Approval or the CDT Charter Approval shall have been caused by the action or failure to act of CDT and such action or failure to act constitutes a material breach by CDT of this Agreement;

                  (iv) if the Belden Stockholder Approval shall not have been obtained at the Belden Stockholders' Meeting, or at any adjournment or postponement thereof, at which the vote was taken; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iv) shall not be available to Belden if the failure to obtain the Belden Stockholder Approval shall have been caused by the action or failure to act of Belden and such action or failure to act constitutes a material breach by Belden of this Agreement;

         (c) by CDT (as authorized by its Board of Directors) upon a breach of any representation, warranty, covenant or agreement on the part of Belden set forth in this Agreement, or if any representation or warranty of Belden shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and (ii) such inaccuracy in Belden's representations and warranties or breach by Belden has not been or is incapable of being cured by Belden within 30 calendar days after its receipt of written notice thereof from CDT;

         (d) by Belden (or authorized by its Board of Directors) upon a breach of any representation, warranty, covenant or agreement on the part of CDT set forth in this Agreement, or if any representation or warranty of CDT shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and (ii) such inaccuracy in CDT's representations and warranties or breach by CDT has not been or is incapable of being cured by CDT within 30 calendar days after its receipt of written notice thereof from Belden;

         (e) by Belden (as authorized by its Board of Directors), at any time prior to the CDT Share Issuance Approval or the CDT Charter Approval, if CDT, CDT's Board of Directors or any committee thereof, for any reason, shall have
(i) failed to hold the CDT Stockholders' Meeting in accordance with Section 6.1(b) on or before July 30, 2004, (ii) failed to include in the Joint Proxy Statement distributed to the stockholders of CDT its recommendation without


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

modification or qualification in favor of the CDT Charter Amendment and the CDT Share Issuance, (iii) withdrawn its recommendation in favor of the CDT Charter Amendment or the CDT Share Issuance, (iv) amended, modified or qualified such recommendation in a manner adverse to the interests of Belden, (v) failed to reconfirm such recommendation within five (5) business days of receipt of a written request from Belden to do so, (vi) approved or recommended any Alternative Transaction, or (vii) failed, within ten (10) business days after any tender or exchange offer relating to CDT Common Stock commenced by any third party shall have been first published, sent or given, to have sent to its security holders a statement disclosing that the Board of Directors of CDT recommends rejection of such tender offer or exchange offer; or

         (f) by CDT (as authorized by its Board of Directors), at any time prior to the Belden Stockholder Approval, if Belden, Belden's Board of Directors or any committee thereof, for any reason, shall have (i) failed to hold the Belden Stockholders' Meeting in accordance with Section 6.1(b) on or before July 30, 2004, (ii) failed to include in the Joint Proxy Statement distributed to the stockholders of Belden its recommendation without modification or qualification that such stockholders adopt and approve this Agreement and approve the Merger,
(iii) withdrawn its recommendation in favor of the adoption and approval of this Agreement or the Merger, (iv) amended, modified or qualified such recommendation in a manner adverse to the interests of CDT, (v) failed to reconfirm such recommendation within five (5) business days of receipt of a written request from CDT to do so, (vi) approved or recommended any Alternative Transaction, or
(vii) failed, within ten (10) business days after any tender or exchange offer relating to Belden Common Stock commenced by any third party shall have been first published, sent or given, to have sent to its security holders a statement disclosing that the Board of Directors of Belden recommends rejection of such tender offer or exchange offer.

         SECTION 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except that
(i) Sections 6.3(b), 6.6, this Section 8.2 and Section 8.3, as well as Article IX (other than Section 9.1) shall survive termination of this Agreement and continue in full force and effect, and (ii) that nothing herein shall relieve any party from liability for any willful breach of any representation or warranty of such party contained herein or any breach of any covenant or agreement of such party contained herein. No termination of this Agreement shall affect the obligations of the parties contained in the CDA, all of which obligations shall survive termination of this Agreement in accordance with their terms.

         SECTION 8.3 Payments.

         (a) Payment by CDT. Subject to subsections (i)-(iii) below, in the event that this Agreement is terminated by CDT pursuant to any of Sections 8.1(b)(i) or 8.1(b)(iii), or by Belden pursuant to any of Sections 8.1(b)(i), 8.1(b)(iii), 8.1(d) or 8.1(e), CDT shall promptly, but in no event later than two (2) business days after the date of such termination, pay Belden a fee equal to $15,000,000 in immediately available funds (the "CDT Termination Fee"); provided, that notwithstanding the foregoing:

                  (i) no CDT Termination Fee shall be payable in the case of a termination by Belden pursuant to Section 8.1(e) if Belden's right to terminate this Agreement pursuant



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

         to such Section 8.1(e) arises solely out of the Board of Directors of CDT having effected a Change of Recommendation as permitted by and in compliance with clause (1) of Section 5.2(d)(ii);

                  (ii) in the case of a termination pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) (by either Belden or CDT), the CDT Termination Fee shall be payable only if following the date hereof and prior to such termination, any Person shall have made to CDT or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition (as defined in Section 8.3(d)) with respect to CDT and within twelve (12) months following termination of this Agreement, (x) an Acquisition of CDT is consummated or (y) CDT enters into an agreement providing for an Acquisition of CDT which is consummated at any time thereafter, such fee payment to be made concurrently with the consummation of such Acquisition; and

                  (iii) in the case of a termination under Section 8.1(d), the CDT Termination Fee shall be payable only if (A) following the date hereof and prior to such termination, any Person shall have made to CDT or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to an Alternative Transaction with respect to CDT and (B) CDT's breach is willful or intentional and intended to facilitate, assist or otherwise benefit, or such breach has the effect of facilitating or assisting or otherwise benefiting, an Alternative Transaction or the Person making such Alternative Transaction.

         (b) Payment by Belden. Subject to subsections (i)-(iii) below, in the event that this Agreement is terminated by Belden pursuant to any of Sections 8.1(b)(i) or 8.1(b)(iv), or by CDT pursuant to any of Sections 8.1(b)(i), 8.1(b)(iv), 8.1(c) or 8.1(f), Belden shall promptly, but in no event later than two (2) business days after the date of such termination, pay CDT a fee equal to $15,000,000 in immediately available funds (the "Belden Termination Fee"); provided, that notwithstanding the foregoing:

                  (i) no Belden Termination Fee shall be payable in the case of a termination by CDT pursuant to Section 8.1(f) if CDT's right to terminate this Agreement pursuant to such Section 8.1(f) arises solely out of the Board of Directors of Belden having effected a Change of Recommendation as permitted by and in compliance with clause (2) of
         Section 5.2(d)(ii);

                  (ii) in the case of a termination pursuant to Section 8.1(b)(i) or Section 8.1(b)(iv), the Belden Termination Fee shall be payable only if following the date hereof and prior to such termination, any Person shall have made to Belden or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition with respect to Belden and within twelve
         (12) months following termination of this Agreement, (x) an Acquisition of Belden is consummated or (y) Belden enters into an agreement providing for an Acquisition of Belden which is consummated at any time thereafter, such fee payment to be made concurrently with the consummation of such Acquisition; and


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

                  (iii) in the case of a termination under Section 8.1(c), the Belden Termination Fee shall be payable only if (A) following the date hereof and prior to such termination, any Person shall have made to Belden or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to an Alternative Transaction with respect to Belden and (B) Belden's breach is willful or intentional and intended to facilitate, assist or otherwise benefit, or such breach has the effect of facilitating, assisting or otherwise benefiting, an Alternative Transaction or the Person making an Alternative Transaction.

         (c) Interest and Costs; Other Remedies. All payments under this Section
8.3 shall be made by wire transfer of immediately available funds to an account designated by the party to receive payment. Each of Belden and CDT acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other party hereto would not enter into this Agreement; accordingly, if Belden or CDT, as the case may be, fails to pay in a timely manner the amounts due pursuant to this Section 8.3 and, in order to obtain such payment, the other party hereto makes a claim that results in a judgment against the party failing to pay for the amounts set forth in this Section 8.3, the party so failing to pay shall pay to the other party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3 at the rate of interest per annum publicly announced by JP Morgan Chase Bank as its prime rate at its principal office in New York City, as in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3 shall not be in lieu of damages incurred in the event of breach of this Agreement, subject to Section 8.2. This entire Section 8.3 shall survive any termination of this Agreement.

         (d) Certain Definitions. For the purposes of this Section 8.3 only, "Acquisition," with respect to a party hereto, shall mean any of the following transactions (other than the Merger): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party pursuant to which the stockholders of the party immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the party or its Subsidiaries of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the consolidated assets of the party and its Subsidiaries immediately prior to such sale, or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by the party or such Person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of then outstanding shares of capital stock of the party.

         SECTION 8.4 Amendment. Subject to compliance with Applicable Law, this Agreement may be amended by the parties in writing at any time before or after the CDT Share Issuance Approval, the CDT Charter Approval or the Belden Stockholder Approval; provided, however, that after the Belden Stockholder Approval, the CDT Share Issuance Approval or the CDT Charter Approval, there may not be, without further approval of the stockholders of Belden or CDT, respectively, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Belden Common Stock hereunder, or which by law or NYSE rule otherwise expressly requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties' respective Boards of Directors or a duly designated committee thereof.

         SECTION 8.5 Extension; Waiver. At any time prior to the Effective Time, a party may, subject to the proviso of Section 8.4 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties,
(b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 8.5 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit the survival of any covenant or agreement of the parties in the Agreement which by its terms contemplates performance after the Effective Time.

         SECTION 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to Belden to:

                  Belden Inc.
                  7701 Forsyth Boulevard, Suite 800
                  St. Louis, MO  63105
                  Fax No:  (314) 854-8001
                  Attention: General Counsel

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, NY  10036-6522
                  Fax No.:  (917) 777-2524
                  Attention: Randall H. Doud, Esq.


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

         (b)      if to CDT or Merger Sub, to:

                  Cable Design Technologies Corporation
                  1901 North Roselle Road
                  Schaumburg, IL  60195
                  Fax No:  (847) 230-1908
                  Attention: General Counsel

                  with a copy to:

                  Kirkland & Ellis LLP
                  Citigroup Center
                  153 East 53rd Street
                  New York, NY  10022
                  Fax No:  (212) 446-4900
                  Attention: Thomas W. Christopher, Esq.
                             Andrew E. Nagel, Esq.

         SECTION 9.3 Definitions. For purposes of this Agreement:

         (a) An "Affiliate" of any Person means another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

         (b) An "Alternative Transaction" with respect to a party hereto, shall mean any of the following transactions: (i) any transaction or series of related transactions with one or more third Persons involving: (A) any purchase from such party or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a thirty-five percent (35%) interest in the total outstanding voting securities of such party or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning thirty-five percent (35%) or more of the total outstanding voting securities of such party or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving such party or any of its Subsidiaries, or (B) any sale, lease (other than in the ordinary course of business consistent with past practice), exchange, transfer, license (other than in the ordinary course of business consistent with past practice), acquisition or disposition of more than thirty-five percent (35%) of the assets of such party or any of its Subsidiaries, taken as a whole, or (ii) any liquidation or dissolution of such party;

         (c) An "Alternative Transaction Proposal" shall mean any offer or proposal relating to an Alternative Transaction;

         (d) "Contract" shall mean any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, warranty, purchase order, license,



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

sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect;

         (e) "Environmental Laws" means any and all federal, state, foreign, interstate, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of human health, safety or the environment, as currently in effect and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., Section 136 et seq., Occupational Safety and Health Act 29 U.S.C. Section 651 et seq. and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes;

         (f) "Environmental Liabilities" with respect to any Person means any and all liabilities of or relating to such Person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of such Subsidiaries), which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date;

         (g) "Fair Market Value" means (i) in the case of cash, the amount thereof, (ii) in the case of capital stock that has been publicly traded for a period of at least 12 months, with respect to any shares of any class of capital stock traded (x) on a national securities exchange or the Nasdaq Stock Market, the average of the reported closing bid and asked prices regular way of a share of such class or series for the 20 trading days preceding the date of determination and (y) on the over-the-counter market, the average bid and asked prices of a share of such class or series in the over-the-counter market for the 20 trading days preceding the date of determination as furnished by any NYSE member firm selected by the Belden, and (iii) in the case of other assets or securities, the fair market value thereof as determined in good faith by the Board of Directors of Belden;

         (h) "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing (whether by reason of being a general partner of a partnership or otherwise) any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person: (a) to purchase such indebtedness or obligation or any property constituting security therefore; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor;

         (i) "Hazardous Materials" means any materials or wastes, defined, listed, classified or regulated as hazardous, toxic, a pollutant, a contaminant or dangerous in or under any Environmental Laws, including without limitation, petroleum, petroleum products, friable asbestos, molds, urea formaldehyde, radioactive materials and polychlorinated biphenyls;

         (j) "Indebtedness" means, with respect to any Person, at any time, without duplication, (a) its liabilities for borrowed money; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) interest rate swaps, currency swaps and similar obligations of such Person; and (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof;

         (k) "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, logos and slogans, commercial symbols, business name registrations, domain names, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any domestic or foreign jurisdiction of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries, whether patentable or reduced to practice or not, in any domestic or foreign jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations in part and renewal applications), and any renewals, extensions, supplementary protection certificates or reissues thereof, in any such jurisdiction; research and development data, formulae, know-how, technical information, designs, procedures, customer and supplier lists, trade secrets and confidential information and rights in any domestic or foreign jurisdiction to limit the use or disclosure thereof by any Person; copyrights, writings and other works, whether copyrightable or not, in any such jurisdiction; computer software; and registrations or applications for registration of copyrights in any domestic or foreign jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights;

         (l) "Knowledge" means (i) in the case of Belden, the actual knowledge of Kevin L. Bloomfield, C. Baker Cunningham, Stephen H. Johnson, Robert W. Matz, Richard K. Reece, D. Larrie Rose, Cathy O. Staples and Peter J. Wickman after due inquiry, and (ii) in the case of CDT and Merger Sub, the actual knowledge of William B. Cann, Robert Canny, Charles B.




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

Fromm, George C. Graeber, David Harden, William Kosky, Ferdinand C. Kuznik, Ian Mack and Peter Sheehan after due inquiry;

         (m) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Belden or CDT, any change, event, violation, inaccuracy, circumstance or effect (any such item, an "Effect") that, individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Change or Material Adverse Effect, is or is reasonably likely (i) to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such party and its Subsidiaries taken as a whole or (ii) to impair in any material respect the ability of such party to perform its obligations under this Agreement or prevent or materially delay the consummation by such party of any of the transactions contemplated hereby; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Change with respect to, or a Material Adverse Effect on, any party: (A) any change in such party's stock price or trading volume, in and of itself, (B) any failure by such party to meet published revenue or earnings projections, in and of itself, (C) any Effect that results from changes affecting the cable and connectivity product industries generally (to the extent such Effect is not disproportionate with respect to such party in any material respect) or the United States economy generally (to the extent such Effect is not disproportionate with respect to such party in any material respect), (D) any Effect that results from changes affecting general worldwide economic or capital market conditions (to the extent such Effect is not disproportionate with respect to such party in any material respect), (E) any Effect that results from the public announcement or pendency of the Merger, or (F) any stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement;

         (n) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

         (o) a "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body is (or, if there are no such voting interests, more than fifty percent (50%) of the equity interests of which are) owned directly or indirectly by such first Person; and

         (p) a "Superior Proposal" with respect to a party, means an unsolicited, bona fide written Alternative Transaction Proposal made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, (A) fifty percent (50%) or more of the assets of such party or fifty percent (50%) or more of the outstanding voting securities of such party and as a result of which the stockholders of such party immediately preceding such transaction would hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction (or its ultimate parent), which the Board of Directors of such party has in good faith determined (taking into account, among other things, (1) the advice of its outside legal counsel and its financial adviser, (2) all terms of such Alternative Transaction Proposal and this Agreement (as it may be proposed to be amended by the other party hereto), and (3) the relative impact of the transaction contemplated by such Alternative Transaction Proposal and this Agreement (as it may be



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

proposed to be amended by the other party hereto) on the other Persons whose interests the Board of Directors of such party may consider under Applicable
Law) to be more favorable to such party's stockholders (in their capacities as stockholders) than the terms of this Agreement (as it may be proposed to be amended by the other party hereto) and to be reasonably capable of being consummated on the terms proposed, taking into account, all other legal, financial, regulatory and other aspects of such Alternative Transaction Proposal and the Person making such Alternative Transaction Proposal; provided, however, that no Alternative Transaction Proposal will be deemed to be a Superior Proposal if consummation of the transaction contemplated thereby is subject to a financing condition and the financing required to satisfy such condition is not fully committed pursuant to a commitment letter or similar instrument from one or more institutions which are capable of providing such financing.

         SECTION 9.4 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. All references to dollar amounts shall be to lawful currency of the United States.

         SECTION 9.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the CDA and the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.5 (which are intended to benefit the Indemnified Parties, including Indemnified Parties who or which are not parties hereto), is not intended to confer upon any Person other than the parties any rights or remedies.

         SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.



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

         SECTION 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 9.9 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

         SECTION 9.10 Headings, etc. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.12 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 9.13 Waiver of Jury Trial. EACH OF CDT, MERGER SUB AND BELDEN HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HERBY OR THE ACTIONS OF CDT, MERGER SUB OR BELDEN IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

         SECTION 9.14 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the



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provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

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                                       79
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         IN WITNESS WHEREOF, CDT, Merger Sub and Belden have caused this
Agreement to be executed under seal by their respective officers thereunto duly authorized, all as of the date first written above.

                                   CABLE DESIGN TECHNOLOGIES CORPORATION


                                   By:         /s/ Ferdinand C. Kuznik
                                               --------------------------------
                                   Name:       Ferdinand C. Kuznik
                                               --------------------------------
                                   Title:      Director, Chief Executive Officer
                                               --------------------------------


                                   BC MERGER CORP.


                                   By:         /s/ Ferdinand C. Kuznik
                                               --------------------------------
                                   Name:       Ferdinand C. Kuznik
                                               --------------------------------
                                   Title:      President
                                               --------------------------------


                                   BELDEN INC.


                                   By:         /s/ C. Baker Cunningham
                                               --------------------------------
                                   Name:       C. Baker Cunningham
                                               --------------------------------
                                   Title:      Chairman, President and CEO
                                               --------------------------------